UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Soliciting Material Pursuant to §240.14a-12

PETMED EXPRESS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PETMED EXPRESS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 26, 2019

TO THE OWNERS OF COMMON STOCK OF PETMED EXPRESS, INC.

The 2019 Annual Meeting of Stockholders (“Annual Meeting”) of PetMed Express, Inc., a Florida corporation (the “Company”) will be held on Friday, July 26, 2019 at 1:00 p.m., Eastern Time, at the Company’s headquarters, 420 South Congress Avenue, Delray Beach, FL 33445. The purposes of the meeting are:

1.	To elect six directors to our Board of Directors;

2.	To approve amendments to the Company’s existing First Amended and Restated Bylaws to make certain changes reflecting current practices in corporate governance;

3.	To conduct an advisory vote on named executive officer compensation;

4.	To ratify the appointment of RSM US LLP as the independent registered public accounting firm for the Company to serve for the 2020 fiscal year;

5.	To consider and vote upon a stockholder proposal regarding simple majority vote, if properly presented at the Annual Meeting; and

6.	To transact any other business as may properly come before the meeting.

       These items are described in the attached Proxy Statement.

Only stockholders of record at the close of business on Friday, May 31, 2019, the record date, are entitled to notice of and to vote at the Annual Meeting, or any adjournments or postponements of the Annual Meeting. On May 31, 2019, there were 20,123,822 shares of common stock issued and outstanding. A list of stockholders entitled to vote will be available for examination for ten days prior to the Annual Meeting, during normal business hours, at the Company’s principal place of business at 420 South Congress Avenue, Delray Beach, FL 33445. This list will also be available to stockholders at the Annual Meeting.

       We would like to extend a personal invitation for you to join us at our Annual Meeting. Your vote is important to us and to our business. We ask that you please cast your vote as soon as possible. We encourage you to sign and return your proxy card or voting instructions via the Internet or mail prior to the meeting, so that your shares will be represented and voted at the meeting even if you attend the Annual Meeting. If you attend, you may withdraw your proxy and vote in person. An admission card, brokerage statement, or proof of ownership of the Company’s common stock, as well as a form of personal photo identification, must be presented in order to be admitted to the Annual Meeting.

       This Notice of Annual Meeting, and the accompanying Proxy Statement, form of proxy card and our Annual Report on Form 10-K for the year ended March 31, 2019 are first being distributed to stockholders on or about June 14, 2019.

By Order of the Board of Directors,

/s/ MENDERES AKDAG

MENDERES AKDAG

Chief Executive Officer, President, Director

Delray Beach, Florida

June 14, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on July 26, 2019: The Proxy Statement, along with our Annual Report on Form 10-K for the year ended March 31, 2019, is available at: http://viewproxy.com/1800petmeds/2019

TABLE OF CONTENTS

Page

PROXY STATEMENT	1

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS, ANNUAL MEETING, AND VOTING	1

ITEM 1 – ELECTION OF DIRECTORS	5

ITEM 2 – AMENDMENTS TO THE COMPANY’S EXISITNG FIRST AMENDED AND RESTATED BYLAWS TO MAKE CERTAIN CHANGES REFLECTING CURRENT PRACTICES IN CORPORATE GOVERNANCE	6

ITEM 3 – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	6

ITEM 4 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	7

ITEM 5 - STOCKHOLDER PROPOSAL : SIMPLE MAJORITY VOTE	7

DIRECTOR QUALIFICATIONS AND DIVERSITY	8

NOMINEES FOR DIRECTORS OF PETMED EXPRESS, INC.	9

EXECUTIVE OFFICER	13

CORPORATE GOVERNANCE	14

MEETINGS OF THE BOARD OF DIRECTORS	16

STOCKHOLDER COMMUNICATIONS WITH THE BOARD	18

THE REPORT OF THE AUDIT COMMITTEE	18

PRINCIPAL ACCOUNTANT FEES AND SERVICES	20

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22

THE REPORT OF THE COMPENSATION COMMITTEE	23

COMPENSATION DISCUSSION AND ANALYSIS	24

EXECUTIVE COMPENSATION	27

DIRECTOR COMPENSATION	34

EQUITY COMPENSATION PLAN INFORMATION	36

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	39

INTEREST OF CERTAIN PERSONS IN OPPOSITION TO MATTERS TO BE ACTED UPON	39

OTHER MATTERS	39

WHERE YOU CAN FIND ADDITIONAL INFORMATION	39

APPENDIX 1 – PROPOSED SECOND AMENDED AND RESTATED BYLAWS	40

PETMED EXPRESS, INC.

420 South Congress Avenue

Delray Beach, FL 33445

PROXY STATEMENT

This Proxy Statement contains information relating to the solicitation of proxies by the Board of Directors (“Board of Directors” or “Board”) of PetMed Express, Inc. (the “Company,” “PetMed Express, Inc.,” “we,” “us,” “our”) for use at our 2019 Annual Meeting of Stockholders (“Annual Meeting”). Our Annual Meeting will be held on Friday, July 26, 2019, at 1:00 p.m., Eastern Time, at the Company’s headquarters, 420 South Congress Avenue, Delray Beach, FL 33445. If you require directions to the Annual Meeting please call (561) 526-4444, extension 8195.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS, ANNUAL MEETING, AND VOTING

What am I voting on?

1.	The election of six directors to our Board of Directors (Menderes Akdag, Leslie C.G. Campbell, Frank J. Formica, Gian M. Fulgoni, Ronald J. Korn, Robert C. Schweitzer).
2.	The approval of amendments to the Company’s existing First Amended and Restated Bylaws (“Bylaws”) to make certain changes reflecting current practices in corporate governance.
3.	Executive compensation (an advisory non-binding vote).
4.	The ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the 2020 fiscal year.
5.	Stockholder proposal regarding simple majority vote, if properly presented at the Annual Meeting.

All director nominees are current Board members who were elected by stockholders at the 2018 Annual Meeting. Other than the matters set forth in this Proxy Statement and matters incident to the conduct of the Annual Meeting, the Company does not know of any business or proposals to be considered at the Annual Meeting. If any other business is proposed and properly presented at the Annual Meeting, the proxies received from our stockholders give the proxy holders the authority to vote on such matter in their discretion.

What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated Bruce S. Rosenbloom, our Chief Financial Officer and Alison Berges, our Corporate Secretary and General Counsel, as proxies for the 2019 Annual Meeting.

Why did I receive this Proxy Statement?

Our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting because you were a stockholder of record at the close of business on May 31, 2019, the record date, and are entitled to vote at the Annual Meeting. The Company has made this Proxy Statement and the Annual Report on Form 10-K for the year ended March 31, 2019 (“2019 Annual Report on Form 10-K”), along with either a proxy card or a voting instruction card, available to you on the Internet or, upon request, has delivered printed versions to you by mail beginning on or about June 14, 2019. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

As permitted by the rules adopted by the Securities and Exchange Commission (“SEC”), the Company has elected to provide access to its proxy materials over the Internet. Accordingly, on or about June 14, 2019, the Company will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders of record and beneficial owners containing instructions on how to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the negative environmental impact of the Annual Meeting.

How will my proxy vote my shares?

Your proxy will vote according to your instructions. If you complete your proxy instructions but do not indicate your vote on one or all of the business matters, your proxy will vote “FOR” each of the nominees in item 1, “FOR” items 2 through 4, and “AGAINST” item 5. Also, your proxy is authorized to vote on any other business that properly comes before the Annual Meeting in accordance with the recommendation of our Board of Directors.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

●	view the Company’s proxy materials for the Annual Meeting on the Internet; and
●	instruct the Company to send future proxy materials to you electronically by email.

 The Company’s proxy materials are also available on the Company’s website at:

http://www.1800petmeds.com/annualreports.jsp. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will help reduce the impact of the Company’s annual meetings of stockholders on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record.” The Proxy Statement, 2019 Annual Report on Form 10-K, and proxy card have been sent directly to you by us. If your shares are held in a stock brokerage account by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” The Proxy Statement and 2019 Annual Report on Form 10-K or a notice for electronic access of these materials have been forwarded to you by your broker, bank, or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting.

How do I vote?

If your shares are held in street name, through a broker, bank, or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. Stockholders of record can vote as follows:

●	By Mail: If you requested printed copies of the proxy materials by mail, stockholders should sign, date, and return their proxy cards in the pre-addressed, postage-paid envelope that is provided.
●

By Telephone or Internet: Stockholders may vote by proxy over the telephone or Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Street name holders, however, may vote by telephone or Internet only if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy materials. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

●

At the Meeting: If you are a stockholder on the record date and attend the Annual Meeting, you may vote in person, by ballot, even if you have previously returned a proxy card. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a valid proxy from the organization that holds your shares. If you do not obtain a valid proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the Annual Meeting if you bring a recent bank or brokerage statement showing that you were the beneficial owner of the shares on May 31, 2019, the record date for voting.

Who is entitled to vote and how many votes do they have?

Holders of our common stock as of the close of business on May 31, 2019, the record date, are entitled to vote at the Annual Meeting. Each issued and outstanding share of our common stock is entitled to one vote. As of the record date, 20,123,822 shares of our common stock were outstanding and entitled to vote at the Annual Meeting. However, if you have shares held through a brokerage firm, bank, or other custodian, you may revoke your instructions only by informing the custodian in accordance with any procedures it has established.

What is a quorum of stockholders?

A quorum is necessary to hold a valid meeting. Shares representing the majority of the total outstanding common stock of the Company entitled to vote at the meeting, present or represented by proxy, constitute a quorum for the conduct of business at the meeting. If you vote or return a proxy card, your shares will be considered part of the quorum.

What vote is required for approval of the proposals?

Assuming a quorum is established:

●

In an uncontested election, as is occurring this year, directors must be elected by and requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Only votes cast “FOR” or “AGAINST” will affect the outcome of this proposal. Failure to receive the affirmative vote of a majority of the votes cast will trigger certain post-election resignation procedures (described below on page 14). (In the case of any contested director election, directors are elected by a plurality of the votes cast.)

●

The approval of the amendments to the Bylaws to make certain changes reflecting current practices in corporate governance requires the affirmative vote of the holders of at least 67% of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting.

●

The advisory vote on named executive officer compensation requires the affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote on the matter. The vote is advisory and therefore not binding on our Board; however, the Board and the Compensation Committee of the Board will consider the result of the vote when making future decisions regarding our named executive officer compensation policies and practices.

●

Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote on the matter.

●

The approval of the stockholder proposal regarding simple majority vote requires the affirmative vote of the holders of at least 67% of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote:

●	FOR each of the nominees for director set forth on page 5;
●	FOR the approval of the amendments to the Bylaws to make certain changes reflecting current practices in corporate governance set forth on page 6;
●	FOR the approval of named executive officer compensation set forth on page 6;
●	FOR the ratification of the appointment of our independent registered public accounting firm set forth on page 7; and
●	AGAINST the stockholder proposal regarding simple majority vote set forth on page 7.

May I change or revoke my vote after I return my proxy card?

Yes, you may change your vote at any time before your shares are voted at the Annual Meeting by:

●	Notifying our Corporate Secretary, in writing at PetMed Express, Inc., 420 South Congress Avenue, Delray Beach, FL 33445 that you are revoking your proxy;
●	Executing and delivering a later dated proxy card; or
●	If you are a stockholder of record, or a beneficial owner with a proxy from the stockholder of record, voting in person at the Annual Meeting.

Who will count the votes and where can I find the voting results of the Annual Meeting?

     A representative of Alliance Advisors LLC, a company contracted by us to assist the Company in the tabulation of proxies, and our Corporate Secretary and General Counsel, Alison Berges, will tabulate the votes and act as inspector of election. The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and will be published in a Current Report on Form 8-K that will be filed with the SEC within 4 business days following the Annual Meeting.

How are abstentions and broker non-votes counted?

Abstentions are considered shares present at the Annual Meeting in person or by proxy, and will be counted for purposes of determining whether a quorum is present. Broker non-votes refer to PetMed Express, Inc.’s shares held in street name by a brokerage firm or nominee organization (such as Cede & Co.) under circumstances where the beneficial owner has not instructed the broker or nominee as to how the shares should be voted. Broker non-votes are considered present by proxy for purposes of determining whether a quorum is present at the meeting.

If your shares are held in street name, the broker or nominee organization in whose name your shares are held is permitted to vote your shares on matters deemed “routine” at the Annual Meeting, even if you have not provided specific direction on how your shares should be voted. Under Florida law, abstentions and broker non-votes are not treated as votes “cast” and thus have no effect on the proposals at the Annual Meeting.

The only routine matter to be presented at the Annual Meeting is Item 4 (Ratification of the Appointment of Independent Registered Public Accounting Firm). If the broker firm or nominee organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

How do I get an admission card to attend the Annual Meeting?

If you are a stockholder of record, your admission card is attached to your proxy card. You will need to bring it with you to the Annual Meeting. If you own shares in street name, you will need to ask your broker or bank for an admission card in the form of a legal proxy. You will need to bring the legal proxy with you to the Annual Meeting. If you do not receive the legal proxy in time or you want to attend the Annual Meeting but not vote in person, bring your most recent brokerage statement or proof of ownership with you to the Annual Meeting. We can use that to verify your ownership of common stock and admit you to the Annual Meeting; however, you will not be able to vote your shares at the Annual Meeting without a legal proxy. Please note that if you own shares in street name and you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the Annual Meeting and vote in person. You will also need to bring a photo ID to gain admission.

Who is soliciting my proxy and who pays the cost?

The Company and its Board of Directors are soliciting your proxy. Our directors, officers, and employees may solicit proxies by email, telephone, mail, and personal contact. They will not receive any additional compensation for these activities. The Company will also reimburse brokerage firms, banks, and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you.

When are stockholder proposals due for next year’s annual meeting?

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Exchange Act”) stockholders may present proper proposals for inclusion in the Company’s next year’s proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals to the Company, not less than 120 calendar days prior to the anniversary date of our Proxy Statement distributed to our stockholders in connection with our Annual Meeting. Therefore, proposals that stockholders wish to be included in next year’s proxy statement for the annual meeting of stockholders to be held in 2020 must be received at the Company’s principal place of business at 420 South Congress Avenue, Delray Beach, FL 33445, addressed to the Corporate Secretary’s attention, not later than one hundred twenty (120) calendar days prior to the anniversary date of our Proxy Statement. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

How may I communicate with the Company’s Board, a committee of the Board or the non-management Directors on the Company’s Board?

You may contact any of our directors by writing to them c/o PetMed Express, Inc., 420 South Congress Avenue, Delray Beach, FL 33445. Each communication should specify the applicable director or directors to be contacted as well as the general topic of the communication. We may initially receive and process communications before forwarding them to the applicable director. Concerns about accounting or auditing matters or communications intended for non-management directors should be sent to the attention of the Chair of the Audit Committee at the address above. Our directors may at any time review a log of all correspondence received by the Company that is addressed to the independent members of the Board and request copies of any such correspondence.

Can different stockholders sharing the same address receive only one Annual Report on Form 10-K and Proxy Statement?

Yes. The SEC permits companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for annual reports and proxy statements with respect to two or more security holders sharing the same address by delivering only one annual report and proxy statement to that address. This process which is commonly referred to as “householding” can effectively reduce our printing and postage costs. Under householding, each stockholder would continue to receive a separate proxy card or voting instruction card. Certain of our stockholders whose shares are held in street name and who have consented to householding will receive only one set of our Annual Meeting materials per household this year. If your household received a single set of our Annual Meeting materials this year, you can request to receive additional copies of these materials by calling or writing your broker, bank, or other nominee. If you own your shares in street name, you can request householding by calling or writing your broker, bank, or other nominee

ITEM 1 - ELECTION OF DIRECTORS

The Board of Directors unanimously recommends a vote “FOR” the election of the following nominees for director:

Menderes Akdag, Leslie C.G. Campbell, Frank J. Formica, Gian M. Fulgoni, Ronald J. Korn, and Robert C. Schweitzer

The Company’s Bylaws provide that the Board of Directors of the Company shall consist of not less than three or more than eleven individuals. Our Board of Directors currently consists of six members. Each of our current directors was elected by our stockholders at the annual meeting of stockholders in 2018. Our Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated the six persons listed to stand for election for a new term. Each of the nominees listed is currently serving as a director. Each of the nominated directors has agreed to serve if elected. If elected the directors will serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal. However, if for some reason one or more of them is unable to accept nomination, or election, the Board may decrease the size of the Board, leave a vacancy unfilled or may designate a substitute nominee(s), and the proxies will be voted for the election of any such substitute nominee(s) designated by our Board of Directors. Biographical information for each nominee for director is presented below under “Nominees for Directors of PetMed Express, Inc.”

The Board and the Corporate Governance and Nominating Committee believe that each of the director nominees possesses important experience and skills that provide the Board with an optimal balance of leadership, competencies, qualifications, and diversity in areas that are important to the Company, and that each of the director nominees has high ethical standards, acts with integrity and exercises careful, mature judgment. Each director nominee is committed to employing his and her skills and abilities to aid the long-term interests of our stockholders. In addition, our director nominees are knowledgeable and experienced in one or more business, governmental, or academic endeavors, which further qualifies them for service as members of the Board.

ITEM 2 – AMENDMENTS TO THE COMPANY’S EXISTING FIRST AMENDED AND RESTATED BYLAWS TO MAKE CERTAIN CHANGES REFLECTING CURRENT PRACTICES IN CORPORATE GOVERNANCE

The Board of Directors unanimously recommends a vote “FOR” the amendments to the Company’s existing First Amended and Restated Bylaws to make certain changes reflecting current practices in corporate governance.

The Board of Directors has undertaken a review of the Company’s Bylaws in order to make certain changes reflecting current practices in corporate governance, and to update the Company’s Bylaws and bring the Bylaws in congruence with amendments to the Florida Business Corporation Act (“Florida Act”). As a result of that review, the Board of Directors has taken actions to enhance the Company’s corporate governance and align it with best practices. More specifically, the Board of Directors has conditionally approved and is recommending for stockholder approval amendments to the Company’s Bylaws. The amendments will provide greater flexibility for shareholders by permitting electronic transmission of proxy appointments, reduce the number of shares required to approve a change in the size of the Board, and lower the percentage of shares needed to call a special meeting. The amendments also allow the Board to take certain actions without shareholder approval per the Florida Act and prohibit the Company from making loans to, or guarantying any obligation of, any executive officer or director of the Company, subject to certain exceptions outlined in Section 12(k)(2) of the Exchange Act. The full-text of the proposed amendments to the Bylaws as approved by the Company’s Board of Directors is provided in Appendix 1 to this Proxy Statement on page 40. To illustrate the proposed amendments in Appendix 1, language that is struck is proposed to be deleted from our existing Bylaws, and language that is underlined is proposed to be added to our existing Bylaws. You are urged to read Appendix 1 in its entirety.

The amendment pertaining to the number of shares required to change the size of the Board, requires the affirmative vote of the holders of at least 67% of the outstanding shares of common stock of the Company at the Annual Meeting entitled to vote on the matter. The other amendments to the Bylaws contemplated by this Item 2 (the “Other Amendments”) are not required to be submitted to a vote of the stockholders under the terms of the Bylaws. Nevertheless, the Board of Directors is seeking stockholder approval for all amendments by the affirmative vote of the holders of at least 67% of the outstanding shares of common stock of the Company at the Annual Meeting entitled to vote on the matter and will consider the outcome of the vote on this Item 2 in determining whether to proceed unilaterally with the Other Amendments contemplated by this Item 2. If the amendments to the Bylaws are approved by the requisite vote of our stockholders at the Annual Meeting, the amendments to the Bylaws will be effective on the date of the Annual Meeting.

ITEM 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors unanimously recommends a vote “FOR” the approval of the named executive officer compensation described in this Proxy Statement.

In accordance with the requirements of Regulation 14A of the Exchange Act and the related rules of the SEC, we are asking our stockholders to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC (a “say-on-pay”). This vote is advisory, which means that the vote on named executive officer compensation is not binding on the Company, the Company’s Board of Directors or the Compensation Committee of the Board of Directors. However, the Compensation Committee and the Board value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding named executive officers.

The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of the Company’s named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. At our 2018 annual meeting of stockholders, our named executive officer compensation program was approved, on an advisory basis, by more than a majority of the votes cast.

Our Compensation Committee believes that this level of approval is indicative of our stockholders’ general support of our compensation philosophy and goals. However, we recognized the concern about the historical lack of performance criteria in the Chief Executive Officer’s employment agreement, and, as a result, when his employment agreement was up for renewal in May 2019, the employment agreement included performance criteria and grading, similar to that of our other named executive officer, whose compensation is discussed below. We encourage stockholders to read the Compensation Discussion and Analysis, the Fiscal 2019 Summary Compensation Table and the other related tables and disclosure, beginning on page 24 of this Proxy Statement, which describes the details of our named executive officer compensation program and the decisions made by the Compensation Committee. Accordingly, we ask the Company’s stockholders to vote on the following resolution at the Annual Meeting: “RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Fiscal 2019 Summary Compensation Table and the other related tables and disclosure.”

We currently conduct annual advisory votes on executive compensation and expect that the next say-on-pay vote will occur at our 2020 annual meeting of stockholders.

ITEM 4 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2020.

The Audit Committee of our Board of Directors has approved and re-appointed RSM US LLP to audit our fiscal year 2020 consolidated financial statements. RSM US LLP (formerly Goldstein Golub Kessler LLP, McGladrey & Pullen, LLP, and McGladrey LLP) has served us in this capacity since March 2001. Representatives of the firm may be available at the Annual Meeting to make a statement, if they choose, and to answer any questions you may have.

ITEM 5 –STOCKHOLDER PROPOSAL: SIMPLE MAJORITY VOTE

(UPON PROPER PRESENTATION AT THE ANNUAL MEETING)

We received the proposal below from a stockholder, James McRitchie, 9295 Yorkship Court, Elk Grove, California 95758, and have been advised that he intends to have his representative present the proposal for action at our Annual Meeting. As of December 18, 2018, this stockholder states that the proposal meets all Rule 14a-8 requirements, including the continuous ownership of the required stock value of the Company’s common stock for over a year and pledged to continue to hold the required amount of stock until after the date of the Annual Meeting. The text of the stockholder proposal and supporting statement below appear exactly as received by the Company. All statements contained in the stockholder proposal and supporting statement are the sole responsibility of the stockholder. Neither the Company nor the Board accepts responsibility for the content of the proposal or supporting statement, which are included here in accordance with applicable proxy rules and regulations. Our Board of Directors opposes and unanimously recommends that you vote “AGAINST” the proposal for the reasons stated after the proposal.

“Proposal 6 – Simple Majority Vote”

RESOLVED, Petmed Express Inc. (“Petmed” or “Company”) shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. This means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. It is also important that our company take each step necessary to avoid a failed vote on this proposal topic.

Supporting Statements: Shareowners are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of six entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School (https://www.papers.ssrn.com/sol3/papers.cfm?abstract_id=593423).

Large funds, such as BlackRock, SSgA and Northern Trust generally support elimination of supermajority requirements, since most view them as an entrenchment device for management. For example, BlackRock’s Proxy Voting Guidelines for U.S. Securities (https://www.blackrock.com/corporate/literature/fact-sheet/blk-responsible-investment-guidelines-us.pdf) reads as follows:

We generally favor a simple majority voting requirement to pass proposals. Therefore, we will support the reduction or the elimination of supermajority voting requirements to the extent that we determine shareholders’ ability to protect their economic interests is improved. Nonetheless, in situations where there is a substantial or dominant shareholder, supermajority voting may be protective of public shareholder interest and we may support supermajority requirements in those situations.

This proposal topic won from 59.2% to 80.1% of the vote at Kaman, DowDuPont, Salseforce.com and Ryder System in early 2018. Prior to that, it won 74% to 99% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill, Macy’s, Ferro Arconic, and Cognizant Technology Solutions.

Currently a 1% special interest minority of shares can frustrate the will of shareholders casting 66% of shares in favor. In other words a 1% special interest minority could have the power to prevent shareholders from improving our corporate governance.

Please vote again to enhance shareholder value:

Simple Majority Vote – Proposal 6

Board of Directors Statement in Opposition to Item 5

The Board of Directors unanimously recommends a vote “AGAINST” the stockholder proposal seeking to eliminate all supermajority voting provisions set forth in the Company’s Bylaws, should proper presentation be made.

This stockholder proposal is moot, since in order to make certain changes reflecting current practices in corporate governance, and updating the Company’s Bylaws and bring the Bylaws in congruence with amendments to the Florida Act, in March, 2019, the Board of Directors approved and is recommending for stockholder approval amendments to the Company’s Bylaws, including eliminating the only supermajority voting provision therein. We encourage stockholders to read the discussion about the amended Bylaws in Item 2 beginning on page 6 and the full-text of the proposed amendments to the Bylaws on page 40.

DIRECTOR QUALIFICATIONS AND DIVERSITY

There are certain minimum qualifications for Board membership that Director candidates should possess, including strong values and discipline, high ethical standards, a commitment to full participation on the Board and its Committees, and relevant experience. Also as set forth in the Corporate Governance and Nominating Committee Charter (“Charter”), “[d]iversity of race, ethnicity, gender and age are important factors in evaluating candidates for Board membership.”   The Charter thus provides that a commitment to diversity is a consideration in the identification and nomination of Director candidates. The Corporate Governance and Nominating Committee and the full Board implement and assess the effectiveness of these guidelines and the commitment to diversity by referring to the Charter in the review and discussion of Board candidates when assessing the composition of the Board. On an annual basis, the Corporate Governance and Nominating Committee reviews its own performance, leads the Board in its annual review of the Board's performance, and reviews the Board structure to determine whether there is a need for an addition to the Board. In the event that either a vacancy on the Board occurs or the Corporate Governance and Nominating Committee determines that there is a need for an addition to the Board, as part of its authority and responsibilities as specified in its Charter, the Corporate Governance and Nominating Committee seeks individuals qualified to become Board members for recommendation to the Board, including evaluating persons suggested by stockholders or others.

The criteria for open Board positions, if any, includes, among others, the current composition of the Board, the range of talents, experiences, and skills that would best complement those already represented on the Board, the balance of management and independent directors, the need for financial or other specialized expertise, and a willingness and ability to devote adequate time to our Board’s duties. The assessment of candidates includes a review of the nominee's judgment, experience, independence, possible conflicts of interest, understanding of the Company's or other related industries, and such other factors as the Corporate Governance and Nominating Committee concludes are pertinent in light of the current needs of the Board. The Corporate Governance and Nominating Committee then conduct appropriate inquiries into the backgrounds and qualifications of possible nominees in an effort to determine each proposed nominee's qualifications for service on the Board. While the Committee believes that the success of the Company is indicative of the long-time Board’s makeup, it is mindful of the corporate trend toward diversity.

NOMINEES FOR DIRECTORS OF PETMED EXPRESS, INC.

The biographies of each of the director nominees, below, support the conclusion that these individuals are dedicated, ethical, highly regarded, and qualified to serve as Directors of the Company. They collectively possess a variety of skills, professional experience, and diversity of backgrounds allowing them to effectively oversee the Company’s business, and if elected, would constitute a balanced and multi-disciplinary Board composed of qualified individuals. The biographies each contain information regarding the person’s service as a director, business, educational, and other professional experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, during the last ten years or beyond if material, and the experiences, qualifications, attributes or skills that caused the Board to determine that the person should serve as a Director for the Company. The Company believes that the backgrounds and qualifications of the director nominees considered as a group, should provide diverse business and professional capabilities, along with the experience, knowledge and other abilities that will allow the Board to fulfill its responsibilities.

MENDERES AKDAG, 58, Chief Executive Officer, President, Director

Mr. Akdag has served as the Company’s Chief Executive Officer since March 2001 and as President since August 2005, and was appointed to the Board of Directors in November 2002, bringing a breadth of experience in the areas of direct response marketing, operations, and finance. Mr. Akdag is also a member of the Company’s Investment Committee. Mr. Akdag has played a vital role in the continuing development and implementation of the Company’s strategic business plan, leading the Company into its expansion into online retail sales and pursuing nationwide recognition of the Company’s brand. At the time Mr. Akdag accepted the position as Chief Executive Officer, the Company had net operating losses and an accumulated deficit. Since he joined the Company, annual sales have increased from $10.0 million to $283.4 million, and the diluted earnings per share have increased, from a $0.28 loss to $1.84 earnings.

In 2009, Mr. Akdag was an Ernst & Young® Entrepreneur of the Year Florida Winner in the retail category as well as a national finalist. Recognized globally, the award honors the most outstanding entrepreneurs who inspire others with their vision, leadership, and achievement. Mr. Akdag holds a Bachelor of Science degree in Business Administration with a major in finance from the University of Florida where he graduated with high honors.

Prior to joining PetMed Express, Mr. Akdag served as Chief Executive Officer of International Cosmetics Marketing Co. d/b/a Beverly Sassoon & Co., a publicly held (PS:SASN) direct sales company distributing skin care and nutritional products, from November 2000 until March 2001. From May 1991 until August 2000, Mr. Akdag was employed by Lens Express, Inc., a direct sales company distributing replacement contact lenses. While there, Mr. Akdag served as Chief Financial Officer from May 1991 until August 1992, as Chief Executive Officer from August 1992 until May 1996, and as President from May 1996 until August 2000. From May 1991 until May 1996, Mr. Akdag was also a member of the Board of Directors.

Mr. Akdag’s wide-ranging expertise in strategic planning, direct response marketing, operations and finance, and his leadership capabilities, are recognized as invaluable by the Board of Directors. As a member of the Board, Mr. Akdag is able to offer our Board of Directors critical insight into Company-specific issues, and to make very significant contributions to the Board’s decision-making processes.

LESLIE C.G. CAMPBELL, 60, Director, Chair of the Corporate Governance and Nominating Committee

Ms. Campbell has served as a member of our Board of Directors since July 2018. Ms. Campbell is an accomplished international executive with multi-disciplinary expertise, and a proven history of global leadership across multiple industries. Over Ms. Campbell’s 30+ year career, she has had widely recognized success in formulating strategies that optimize the performance of multi-billion dollar global organizations such as Dell, Inc. and Oracle Corporation. She is particularly recognized for her international and technology experience, for demonstrating deep customer and product understanding and focus, for her supply chain expertise, and for creating high performance, cross-cultural teams that deliver measurable results.

Since May 2016, Ms. Campbell has been a member of the Board of Directors of Coupa Software, Inc. (NASDAQ: COUP) where she is the Chair of the Nominating and Corporate Governance committee and serves on the Audit committee. In 2017, Ms. Campbell joined the Growth Advisory Board of Diligent, the privately held creator of Diligent Boards, the widely used board portal. Since 2013, she has also been a member of the Board of Directors of Bideawee, Inc., one of America’s first no-kill animal rescues, and serves there as Vice Chairman and a member of the Executive Committee, as well as the Finance, Audit and Compensation committees.

Until 2012, Ms. Campbell served as Chief Procurement Officer for Reed Elsevier, a world leading provider of professional information solutions in the science, medical, legal, risk, and business sectors. After joining Reed Elsevier in September 2007, Ms. Campbell successfully transformed the procurement function, creating and running the first global procurement organization in the company’s history. In 2011, Supply Chain Digital named her one of the top CPO’s in the world, and in 2013, Ms. Campbell was recognized by Ariba Systems (SAP) with their Lifetime Achievement award. She served on the Advisory Board of the Procurement Leaders Network, has been a contributing columnist to Procurement Leaders magazine, and is a sought after speaker and panelist on topics of corporate governance, technology and the supply chain and spend management industry.

Prior to joining Reed Elsevier, Ms. Campbell was Vice President, Worldwide Procurement at Dell, Inc. where she first had responsibility for the indirect procurement teams globally, and then led the global platforms procurement team globally from the company’s Austin headquarters. Prior to her procurement tenure, Ms. Campbell was based in Paris, France where she was Vice President and General Manager of the Dell Global Segment business for Europe, Middle East and Africa, running the business responsible for Dell’s largest and most global customers.

Ms. Campbell joined Dell from Oracle, where she led the Corporate Purchasing organization from 1990 until 1998. Prior to Oracle, she spent nearly 8 years with KPMG, first in the Audit department, and later in the International and High Technology Tax Practice. Ms. Campbell holds a BA degree in Business Administration from the University of Washington.

Ms. Campbell’s extensive and high level experience in the financial services and technology industries, as well as her board experience with other private and public corporations, enables her to make very significant contributions to the Board’s decision making processes, especially in corporate governance, financial, technology and supply chain matters. The depth and breadth of Ms. Campbell’s experience and skills are also evident by the fact that she qualifies as an audit committee financial expert.

FRANK J. FORMICA, 75, Director

Mr. Formica has served as a member of our Board of Directors since August 2003, bringing considerable legal knowledge to the Board as well as a substantial familiarity and significant understanding of the rules and regulations of the SEC and the NASDAQ Stock Market LLC. Mr. Formica is also a member of the Audit, Compensation, and Corporate Governance and Nominating Committees.

Since 1999, Mr. Formica has served as a legal consultant and expert in corporate securities and securities industry litigation and arbitration. From 1969 until 1999, Mr. Formica held various positions with the National Association of Securities Dealers (“NASD”), now known as the Financial Industry Regulatory Authority (“FINRA”), the self-regulatory organization responsible for the regulation of registered broker-dealers in the United States. His positions have included Vice President and Deputy General Counsel, Director of the NASD’s Corporate Financing Department and Director of the Congressional and State

Liaison Department. Mr. Formica’s career began in 1969 with the NASD’s Office of General Counsel as an enforcement attorney handling broker/dealer administrative proceedings at the national level as well as drafting and interpreting NASD rules and regulations. In 1977 he was named Vice President and Deputy General Counsel responsible for the day-to-day operations of the Office including litigation, administrative proceedings before the Board of Governors and the SEC, legal advice to the Board of Governors, and drafting and adopting NASD rules, interpretations and policies.

In 1984 he was named Director of the NASD’s Corporate Financing Department which was responsible for the review of underwriting arrangements and after-market trading of public offerings of securities and the rules and regulations relating to sales practices in those offerings. The Department was also responsible for the regulation of the distribution and sale of limited partnerships and other direct participation programs. In 1990 Mr. Formica became Director of the NASD’s Congressional and State Liaison Department which represented the NASD before the United States Congress, the federal banking regulatory agencies and state legislatures and securities administrators. In that capacity he worked with the various committees of the US Congress on legislation and other matters affecting the financial markets and the regulation of those markets. He also worked with state securities administrators and the SEC on coordination of enforcement activities and other areas involving the regulation of brokers/dealers. Mr. Formica retired from the NASD in 1999.

Mr. Formica received his Juris Doctor degree from the Washington College of Law at American University and an undergraduate degree from Ohio University. He is a retired member of the New York State Bar. He has been a frequent speaker in programs relating to securities laws and regulations including the American Bar Association, the Practicing Law Institute, the NY Law Institute, the Securities Industry Association, the Real Estate Securities Syndication Institute, the North American Securities Administrators Association and NASD compliance conferences.

Mr. Formica’s extensive and high level experience in the corporate securities industry and as well as his education in the law and experience in government relations, enable Mr. Formica to make very significant contributions to the Board’s decision-making processes especially in matters of securities laws and regulations, and corporate governance.

DR. GIAN M. FULGONI, 71, Director

Dr. Fulgoni has served as a member of our Board of Directors since November 2002, contributing extensive marketing and advertising knowledge to the Board. He is also a member of the Audit, Compensation, and Corporate Governance and Nominating Committees.

Dr. Fulgoni had previously been a member of our Board of Directors from August 1999 through November 2000, but left to devote his time to comScore, Inc., (at that time, ComScore Networks, Inc.), (NASDAQ:SCOR), a digital data and analytics company that he had co-founded, and now a recognized global leader in measuring the cross-platform world. He served on the comScore board from 1999 until April 2018. He served as Executive Chairman from 1999 to March 2014, Chairman Emeritus from March 2014 to August 2016, and Chief Executive Officer from August 2016 to November 2017.

From 1981 until 1998, Dr. Fulgoni served as President and Chief Executive Officer of Information Resources, Inc. (IRI), (then: NASDAQ: IRIC), a leading global supplier of retail scanner data and software services to the Consumer Packaged Goods (CPG) industry, where he grew the company’s revenues at an annual rate of 40% to more than $500 million annually and its market value to $1.5 billion. In 1996, IRI was recognized by Advertising Age magazine as the largest U.S. market research firm.

Additionally, by the time Dr. Fulgoni joined the Company’s Board, he had already been involved in the growth of other successful public companies. From 1991 until 1999, he served as a member of the board of Platinum Technology, Inc., during which time the company grew from $80 million to more than $1 billion in annual revenues and established itself as a global leader in the software services industry. In 1999, Platinum Technology was acquired by Computer Associates in an all-cash transaction valued at $4.0 billion -- at the time the largest-ever acquisition in the software industry.

      He had also served on the board of U.S. Robotics from 1991 to 1994, prior to its acquisition in 1997 by 3 Com in a transaction valued at $8 billion, and in 1999, Dr. Fulgoni served on the board of yesMail.com, a leading supplier of permission-based e-mail services. In March 2000, yesMail.com was acquired by CMGI for approximately $700 million.

Dr. Fulgoni has repeatedly been recognized for his entrepreneurial skills. In 1991 and again in 2004, he was named Illinois Entrepreneur of the Year, the only person to have twice received that honor. In 1992, Dr. Fulgoni received the Wall Street Transcript Award for outstanding contributions as CEO in enhancing the overall value of IRI to the benefit of its shareholders. In 2008, Dr. Fulgoni was inducted into the Chicago Entrepreneurship Hall of Fame and was also an Ernst & Young® Entrepreneur of the Year award winner in the services category, and was a national finalist. In 2014, the Advertising Research Foundation (ARF) conferred on him a Lifetime Achievement Award for outstanding contributions to the ARF board and support of the ARF community. In 2018, he received a Lifetime Achievement Award from CableFax and the Erwin Ephron Demystification Award from the Advertising Research Foundation.

Educated in the United Kingdom, Dr. Fulgoni holds a M.A. degree in Marketing from Lancaster University and a BSc. degree in Physics from the University of Manchester.  In 2012, he was awarded an Honorary Fellowship by the University of Glamorgan in Wales in recognition of his entrepreneurial skills and achievements in market research. In 2016, Dr. Fulgoni was awarded a Doctor of Science honoris causa degree by Lancaster University to mark his outstanding contribution to the field of global market research.

In addition to serving on the Company’s Board, Dr. Fulgoni also currently serves on the Board of Directors of Prophet, a brand and marketing consulting company; Fluree, a company that has pioneered a data-first technology approach with its data management platform; Varcode, a next generation cold chain temperature management solution; the North American Foundation for the University of Manchester (NAFUM); and the Senior Advisory Board for the Journal of Advertising Research. Dr. Fulgoni is also a venture partner at 4490 Ventures, a Midwest venture capital fund. Dr. Fulgoni’s extensive and high level experience in strategic and marketing industry trends allows him to bring an informed perspective and thoughtful insights and guidance to strategic and marketing industry issues. This, as well as his executive and board involvement with other businesses and organizations, enables Dr. Fulgoni to make very significant contributions to the Board’s decision-making processes especially in evaluating marketing opportunities for the Company.

RONALD J. KORN, 79, Director, Chair of the Audit Committee

Mr. Korn has served as a member of our Board of Directors since November 2002, contributing extensive knowledge from an audit and accounting perspective, based on his considerable experience with large financial institutions and public companies. Mr. Korn is also the Chairman of the Audit Committee, and is considered to be an “audit committee financial expert” within the meaning of Item 407(d) (5) of Regulation S-K. Mr. Korn is also a member of the Compensation, Corporate Governance and Nominating, and Investment Committees.

Since 1991, Mr. Korn has served on the Board of Directors and as Audit Committee Chair for a number of public companies.  From 1961 to 1991, he was a partner and employee of KPMG, LLP, an international accounting firm, where his client responsibilities included a number of large financial institutions and various public corporations. In addition to serving on the Company’s Board, Mr. Korn served as a Director and a member of the Audit Committee of Ocwen Financial Corporation (NYSE:OCN) from July 2003 until his retirement from that Board in May 2017. He was also the Audit Committee Chairman from July 2003 until May 2015. From November 2005 until his retirement in September 2017, he also served as a Director on the Board, and member of the Audit Committee of comScore, Inc., formerly ComScore Networks, Inc. and except for a short period of time, as Chairman of the Audit Committee. Mr. Korn previously served as a Director and Chairman of the Audit Committee of a number of public companies and a privately held financial institution.

Mr. Korn currently holds inactive licenses as a Certified Public Accountant in New York, Michigan, and Florida. Mr. Korn also holds a Juris Doctor degree from the New York University Law School and a Bachelor of Science degree in Economics from the University of Pennsylvania, Wharton School. Mr. Korn’s extensive and high level experience in the financial services industry as well as his board involvement with numerous other businesses and organizations enables Mr. Korn to make very significant contributions to the Board’s decision-making processes especially in financial matters. The depth and breadth of Mr. Korn’s experience and skills are also evident by the fact that he qualifies as an audit committee financial expert and serves as Chair of our Audit Committee.

ROBERT C. SCHWEITZER, 73, Director, Chair of the Board, Chair of the Compensation Committee

Mr. Schweitzer has served as a member of our Board of Directors since November 2002 and as Chair of the Board since July 2006, contributing knowledge from a financial and banking perspective. He is also the Chair of the Compensation Committee and a member of the Audit, Corporate Governance and Nominating, and Investment Committees.

Mr. Schweitzer is currently the CEO of RCS Mediation & Consulting Services, which was formed in 2013. He was formerly the President of Shay Investment Services, Inc., a holding company consisting of a bank, an investment management company, and a broker-dealer serving the investment needs of institutional clients.  He served in that capacity, and also served as Chairman of the Board of the bank from 2007 to 2012. From October 2005 until August 2007, Mr. Schweitzer was the Florida Regional President for Northwest Savings Bank (following the sale of Equinox Bank where he was President and Chief Executive Officer, to Northwest Savings). From June 2004 to March 2005 he was a consultant to Equinox Bank (formerly Horizon Bank), and became President and Chief Executive Officer of Equinox Bank in March 2005. Mr. Schweitzer was the Regional President of Union Planters Bank for Broward and Palm Beach County Florida markets from April 1999 to December 2002.

Prior to joining Union Planters, Mr. Schweitzer served as the Executive Vice President and Head of Commercial Banking for Barnett Bank/NationsBank/Bank of America in Jacksonville, Florida from 1993 to 1999.  Other positions held include Director and Head of Real Estate Consulting for Coopers & Lybrand in Washington, D.C.; Senior Vice President and Manager of Central North America Real Estate for the First National Bank of Chicago, and Manager of Domestic Credit Process Review; and Senior Vice President and Manager of Central North American Banking for Wachovia Bank.

In addition to sitting on and serving as Chair of the Company’s Board, Mr. Schweitzer currently is a member of the Board and Lead Independent Director of OmniComm Systems, Inc. (OTCQX: OMCM), as well as a member of their Audit, Compensation, and Corporate Governance and Nominating Committees. He also serves in the same capacities on the Board of Blink Charging (NASDAQ:BLNK), and is a member of the Board of Envision Solar (OTCQB: EVSI) and Chairman of the Audit Committee. He also is a certified Florida Supreme Court Circuit Civil Mediator, a FINRA certified arbitrator, and on the roster of the American Arbitration Association.

Mr. Schweitzer holds a Masters of Business Administration degree from the University of North Carolina, and a Bachelor of Science degree from the United States Naval Academy. Mr. Schweitzer served in the United States Navy in the Submarine Force and Navy Reserve for 30 years, and retired with a rank of Captain. Mr. Schweitzer’s extensive and high level experience in the financial services and investment industries as well as his extensive public and private executive and board involvement with numerous other businesses and organizations enable Mr. Schweitzer to make very significant contributions to the Board’s decision-making processes, especially in financial matters related to investment strategies.

EXECUTIVE OFFICER

BRUCE S. ROSENBLOOM, 50, Chief Financial Officer and Treasurer

Mr. Rosenbloom has served as the Company’s Chief Financial Officer and Treasurer since May 2001. Mr. Rosenbloom served as the Manager of Finance and Financial Reporting of Cooker Restaurant Corporation, a publicly held (PS: CGRTQ) restaurant, in West Palm Beach, Florida, from December 2000 until May 2001. Mr. Rosenbloom's duties included all internal and external reporting including all SEC filings and Annual Reports to Stockholders. Mr. Rosenbloom was a senior audit accountant for Deloitte & Touche LLP, an international accounting firm, West Palm Beach, Florida, from January 1996 until December 2000. Mr. Rosenbloom was responsible for planning and conducting all aspects of audit engagements for clients in various industries, including direct marketing, healthcare, manufacturing, financial institutions, and professional service firms.

In 2018, Mr. Rosenbloom was selected as a South Florida Business Journal’s CFO of the Year award finalist. Mr. Rosenbloom, a certified public accountant, holds a Bachelor of Science degree in Accounting from Florida Atlantic University and a Bachelor of Arts degree in Economics from the University of Texas at Austin.

There are no family relationships between any of the executive officers and directors.

CORPORATE GOVERNANCE

The business and affairs of PetMed Express, Inc. are managed by or under the direction of our Board of Directors which is the Company’s ultimate decision-making body except with respect to those matters reserved to our stockholders. Our Board includes a majority of independent directors. Our Board reaffirms its accountability to stockholders through the stockholder election process. Our Board reviews and ratifies executive officer selection and compensation, and monitors overall corporate performance and the integrity of our financial controls. Our Board also oversees our strategic and business planning processes.

Director Resignation Policy for Uncontested Election of Directors

The Company's Bylaws currently provide for election of directors by a majority voting standard, under which each director nominee in an uncontested election must receive more "FOR" votes cast than "AGAINST" votes cast to be elected. Conversely, a director nominee in an uncontested election who does not receive more "FOR" votes cast than "AGAINST" votes cast would not be elected. Votes withheld, abstentions and broker non-votes will continue to have no effect on the outcome of an election. In the event that an incumbent director does not receive the requisite majority of votes cast in an uncontested election, the Company would follow a certain post-election resignation procedure (described below). In all contested director elections, in which a stockholder has duly nominated (and not withdrawn by a certain date) an individual for election to the Board, a plurality voting standard would apply.

Under the post-election resignation procedure, any incumbent director who fails to receive the requisite number of votes for reelection in an uncontested election will be required to promptly tender his or her resignation to the Board. The Corporate Governance and Nominating Committee will then make a recommendation to the Board on whether to accept or reject the resignation, and the Board will make the ultimate decision as to whether to accept or reject the resignation by considering factors it deems relevant, such as the percentage of outstanding shares represented by the votes cast at the meeting, the director nominee's past and expected future contributions to the Company, the overall composition of the Board and committees of the Board, and whether accepting the tendered resignation would cause the Company to fail to meet any applicable rule or regulation (including the listing standards of The NASDAQ Stock Market LLC (“Nasdaq”) and the requirements of the federal securities laws). The Board will act on the resignation within 90 days following certification of the stockholder vote for the meeting and will promptly disclose its decision and rationale in a Current Report on Form 8-K filed with the SEC.

Policy with Regard to the Consideration of Director Candidate Recommendations by our Stockholders

The Corporate Governance and Nominating Committee has a policy pursuant to which it considers director candidates recommended by our stockholders. All director candidates recommended by our stockholders are considered for selection to the Board on the same basis as if such candidates were recommended by one or more of our directors or other sources. To recommend a director candidate for consideration by our Corporate Governance and Nominating Committee, pursuant to Rule 14a-8 under the Exchange Act, a stockholder must submit the recommendation in writing to our Corporate Secretary not later than one hundred twenty (120) calendar days prior to the anniversary date of our Proxy Statement distributed to our stockholders in connection with our most recent Annual Meeting. The director candidate recommendation must provide the following information: (i) the name of the stockholder making the recommendation, (ii) the name of the candidate, (iii) the candidate’s resume or a listing of his or her qualifications to be a director, (iv) the proposed candidate’s written consent to being named as a nominee and to serving as one of our directors if elected, and (v) a description of all relationships, arrangements or understandings, if any, between the proposed candidate and the recommending stockholder and between the proposed candidate and us so that the candidate’s independence may be assessed. The stockholder or the director candidate also must provide any additional information requested by our Corporate Governance and Nominating Committee to assist the Committee in appropriately evaluating the candidate.

Corporate Governance and Nominating Committee’s Identification and Evaluation of Nominees for Director

Potential candidates may come to the attention of the Corporate Governance and Nominating Committee through recommendations made by current directors, stockholders, executives, or director search firms retained by the Corporate Governance and Nominating Committee or other persons. Working closely with the full Board, and as part of the Board's program for director succession planning and director recruitment, the Corporate Governance and Nominating Committee will maintain and evaluate, at least annually, the Board composition based on directors' experience, qualifications, competencies, judgment, diversity, age, skills, ability to devote adequate time and energies to our Board’s duties and application of our general criteria for director nominees set forth in our Guidelines, in order to allow the Board to focus on identifying and attracting new members that would most benefit the Board at a particular point in time. Based on the recommendations of the Corporate Governance and Nominating Committee, our Board of Directors is responsible for nominating members for election to our Board of Directors.

Stock Ownership Guideline

On March 5, 2019, our Board created and approved Corporate Governance Guidelines (“Guidelines”) that include stock ownership guidelines for our named executive officers and the non-employee members of our Board of Directors (collectively, “Covered Persons”). These Guidelines are intended to align the financial interests of the Covered Persons with our stockholders by requiring them to acquire and maintain a meaningful ownership interest in our common stock at levels sufficient to assure our stockholders of their commitment to long-term value creation. Included in the Guidelines, our named executive officers and the non-employee members of our Board of Directors are required to acquire and hold shares of our common stock with an aggregate value at least equal to the following multiple of their annual base salary or cash retainer, as applicable: Chief Executive Officer - five times annual base salary; other named executive officers - two times annual base salary; and non-employee members of Board of Directors - five times annual cash retainer.

Covered individuals have five years from the effective date of the Guidelines or, if later, from commencement of service as a named executive officer or non-employee member of our Board of Directors to achieve compliance with the applicable guideline. Thereafter, compliance is assessed annually on January 31st of each year. The value of shares and share equivalents is determined using the 30-day average closing trading price of our common stock prior to the applicable measurement date. If, at the applicable compliance measurement date, a covered individual does not meet the applicable guideline, then, until he or she is in compliance with the Guidelines, he or she will be expected to hold 50% of the net shares acquired thereafter as a result of the exercise, vesting or settlement of any equity award received from the Company. The Board of Directors may waive or change the holding requirements in the case of extraordinary circumstances to be determined by the Board of Directors in its sole discretion. From time to time the Board of Directors will consider and may reset the level of stock ownership that it considers appropriate for the guideline.

Corporate Code of Business Conduct and Ethics

       The Company has in place a Corporate Code of Business Conduct and Ethics, which is applicable to all Company directors, officers, and employees. On a yearly basis, a reminder memo is sent to all Company directors, officers, and employees concerning the necessity for compliance with the provisions of the Code of Business Conduct and Ethics. Our Corporate Code of Business Conduct and Ethics is a written standard designed to deter wrongdoing and to promote:

●	honest and ethical conduct;
●	ethical handling of actual or apparent conflicts of interest;
●	full, fair, accurate, timely, and understandable disclosure in regulatory filings and public statements;
●	compliance with applicable laws, rules, and regulations;
●	the prompt reporting of violation of the code; and
●	accountability for adherence to the Corporate Code of Business Conduct and Ethics.

A copy of our Corporate Code of Business Conduct and Ethics is available on our website at www.1800petmeds.com under the section “About Us” located at the bottom of the page, and a copy is available without charge, upon written request to the Corporate Secretary and General Counsel at PetMed Express, Inc., 420 South Congress Avenue, Delray Beach, FL 33445, or by contacting Investor Relations at 1-800-738-6337. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our Corporate Code of Business Conduct and Ethics by posting such information on our website at the address specified above.

MEETINGS OF THE BOARD OF DIRECTORS

During the fiscal year ended March 31, 2019, there were four regular and four special meetings of our Board of Directors, and the Board took action four times by written consent. Each member of the Board attended or participated in all of the meetings of the Board, and all meetings of all committees of the Board on which such director served (held during the period for which he or she was a director). All of the Company’s directors and then-nominee Ms. Campbell attended the 2018 annual meeting of stockholders. Members of the Board are expected to attend all Board meetings, committee of the Board meetings on which such director serves, and annual meetings of our stockholders. A director who is unable to attend our Annual Meeting is expected to notify the Board in advance of the meeting.

Independent Directors and Meetings of our Independent Directors

The rules of Nasdaq generally require that a majority of the members of a listed company's board of directors be independent. In addition, the Nasdaq rules generally require that, subject to specified exceptions, each member of a listed company's audit, compensation, and governance committees be independent.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has determined that each of the following members of the Board of Directors is independent under the rules of Nasdaq and the SEC governing the independence of directors: Robert C. Schweitzer, Ronald J. Korn, Gian M. Fulgoni, Frank J. Formica, and Leslie C.G. Campbell. Our independent directors meet in executive sessions without management of our Company present. In fiscal 2019, our then independent directors held eight executive sessions without management of our Company present.

Committees of the Board of Directors

Our Board of Directors maintains an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. From time to time, the Board of Directors may also establish ad hoc committees to address particular matters. All members of the committees are considered independent directors under the rules of Nasdaq and the SEC governing the independence of directors. The following table shows the present members of each committee, the number of committee meetings held during fiscal (“FY”) 2019, and the primary functions performed by each committee:

Committee	Functions
Audit Number of Meetings during FY 2019: 8 Members: Ronald J. Korn*, Financial Expert (1) Robert C. Schweitzer Gian M. Fulgoni Frank J. Formica Leslie C.G. Campbell, Financial Expert (1)

• Oversees the Company’s systems of internal controls regarding finance, accounting and legal compliance

• Oversees the Company’s auditing, accounting and financial

reporting processes generally

• Oversees the Company’s financial statements and other financial information provided by the Company to its stockholders, the public and others

• Oversees the Company’s compliance with legal and regulatory requirements

• Oversees the performance of the Company’s independent auditors

• Reviews and approves, subject to the approval of the Board, all related-party transactions

• Conducts an annual performance evaluation of the committee

Compensation Number of Meetings during FY 2019: 3 Members: Robert C. Schweitzer* Ronald J. Korn Gian M. Fulgoni Frank J. Formica Leslie C.G. Campbell

• Establishes, in consultation with senior management, the Company’s general compensation philosophy, and oversees development and implementation of the compensation programs

• Reviews and approves corporate goals and objectives relating to the compensation of the Company’s CEO

• Recommends, subject to Board approval, salaries and other

compensation matters for executive officers

• Approves annual incentive plans for the Company’s officers and employees, recommends grants of restricted stock for directors, officers and employees and supervises administration of employee benefit plans

• Oversees, in consultation with management, regulatory compliance with respect to compensation matters

• Reviews and approves any severance or similar termination payment proposed to be made to any Company executive or senior officer

• Recommends, subject to the approval of the Board of Directors, compensation for directors

• Conducts an annual performance evaluation of the committee

Corporate Governance and Nominating Number of Meetings during FY 2019: 4 Members: Leslie C.G. Campbell* Frank J. Formica* Gian M. Fulgoni Robert C. Schweitzer Ronald J. Korn

• Recommends the slate of director nominees for election to Board of Directors

• Identifies and recommends director candidates to fill vacancies occurring between annual stockholders’ meetings

•Considers director candidates recommended by our stockholders

• Makes recommendations to the Board concerning the size, structure and composition of the Board and its committees

• Develops and recommends to the Board of Directors corporate governance principles

• Oversees succession planning for our directors and executive officers

• Leads annual review of performance of Board of Directors

• Conducts an annual performance evaluation of the committee

* Chair

(1) The Board has determined that each of Mr. Korn and Ms. Campbell qualifies as an audit committee financial expert within the meaning of Item 407(d) (5) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee who (a) understands generally accepted accounting principles and financial statements, (b) is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves, (c) has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to the Company’s financial statements, (d) understands internal controls over financial reporting, and (e) understands audit committee functions. An “audit committee financial expert” may qualify as such through: education and experience as a principal financial officer, principal accounting officer, controller, public accountant, auditor or person serving similar functions; experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person serving similar functions; experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or, other relevant experience.

Our Board of Directors has adopted a written charter for each committee, as well as Corporate Governance Guidelines. All charters and the Guidelines are available on our website at www.1800petmeds.com under the section “About Us” located at the bottom of the page, and copies of each are also available without charge upon written request to the Corporate Secretary and General Counsel, PetMed Express, Inc., 420 South Congress Avenue, Delray Beach, FL 33445 or by contacting our Investor Relations at 1-800-738-6337.

Investment Committee

In addition to the above standing committees, in 2005 the Board of Directors determined that it was advisable and in the best interest of the Company to form an Investment Committee, with the primary purpose of such committee to establish policies and guidelines for the investment of excess cash held by or available to the Company and to revise or update such policies and guidelines whenever, in the judgment of the Investment Committee, it is appropriate to do so. The Investment Committee is comprised of Menderes Akdag, Robert C. Schweitzer, and Ronald J. Korn. Mr. Akdag and Bruce S. Rosenbloom, the Company’s Chief Financial Officer, are authorized to take any and all action that is necessary to implement any recommendation of the Investment Committee as approved by the Board of Directors. There were no meetings of the Investment Committee during fiscal 2019; however, investment strategies were discussed during meetings of the Audit Committee and Board of Directors.

Board Leadership Structure and Board’s Role in Risk Oversight

Our Board of Directors has determined that the separation of the offices of Chair of the Board and Chief Executive Officer enhances Board independence and oversight. Moreover, the separation of the offices of the Chair of the Board and Chief Executive Officer will allow the Chief Executive Officer to better focus on his responsibilities of running the Company, enhancing stockholder value and expanding and strengthening our business while allowing the Chair of the Board to lead the Board in its fundamental role of providing advice to, and independent oversight of management. Consistent with this determination, Robert C. Schweitzer serves as Chair of the Board of Directors and is considered an independent director, and Menderes Akdag serves as our Chief Executive Officer. The Board periodically reviews the leadership structure to determine whether it continues to best serve the Company and its shareholders.

Our Board of Directors, in conjunction with management, has responsibility for the oversight of risk management. Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, provides risk oversight. The Board of Directors regularly and continually receives information intended to apprise the Board of the strategic, operational, commercial, financial, legal, and compliance risks the Company faces.  While the Board of Directors is ultimately responsible for oversight of the Company’s risk management practices, the Audit, Compensation, Corporate Governance and Nominating, and Investment Committees of the Board of Directors assist the Board in fulfilling its oversight responsibilities in certain areas of risk.

In particular, the Audit Committee focuses on financial risk, including but not limited to internal controls, and the committee receives, reviews, and discusses regular reports from management and external auditors concerning risk assessment. Our Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. Our Corporate Governance and Nominating Committee focuses on the management of risks associated with Board organization, membership, and structure, succession planning for our directors and executive officers, and corporate governance. Finally, our Investment Committee focuses on the management and risks of our financial investments.

 STOCKHOLDER COMMUNICATIONS WITH THE BOARD

The Company provides an informal process for stockholders to send communications to our Board of Directors or specified individual directors or committees of the Board. Stockholders who wish to communicate directly with our Board of Directors, or specified individual directors or committees of the Board, may do so in writing to the Board of Directors, individual director or the committee of the Board addressed to c/o Corporate Secretary and General Counsel, PetMed Express, Inc., 420 South Congress Avenue, Delray Beach, FL 33445. Correspondence directed to an individual Board member is referred to that member. Correspondence not directed to a particular Board member or committee of the Board is referred to the Chair of the Corporate Governance and Nominating Committee.

THE REPORT OF THE AUDIT COMMITTEE

       The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, (“Securities Act”) or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

       The Audit Committee is comprised solely of independent directors, and it operates under a written charter adopted by the Company’s Board of Directors. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in the oversight of its financial reporting, internal control, and audit functions. Management is responsible for the preparation, presentation, and integrity of its consolidated financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. RSM US LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States.

      The Audit Committee members are not practicing professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm The Audit Committee serves a board-level oversight role, in which it provides advice, counsel, and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee’s members in business, financial, and accounting matters. The Audit Committee meets regularly in executive sessions with members of the independent registered public accounting firm.

     Among other matters, the Audit Committee monitors and oversees the activities and performance of the Company’s independent registered public accounting firm, including the audit scope, external audit fees, registered public accounting firm independence and qualification matters, and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee and the Board of Directors have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the independent registered public accounting firm.

The Audit Committee also reviews the results of the audit work with regard to the adequacy and appropriateness of financial, accounting, and internal controls. Management and independent registered public accounting firm presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent registered public accounting firm. In addition, the Audit Committee generally oversees internal compliance programs.

      The Audit Committee has reviewed and discussed the Company’s consolidated financial statements with management and the independent registered public accounting firm, management represented to the Audit Committee that its consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the independent registered public accounting firm represented that its presentations included the matters required to be discussed with the independent registered public accounting firm by Auditing Standards No. 1301, “Communication with Audit Committees” issued by the Public Company Accounting Oversight Board.

     RSM US LLP, the independent registered public accounting firm, also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with RSM US LLP the firm’s independence. Following the Audit Committee’s discussions with management and RSM US LLP, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019.

Audit Committee RONALD J. KORN, Chair ROBERT C. SCHWEITZER GIAN M. FULGONI FRANK J. FORMICA LESLIE C.G. CAMPBELL

PRINCIPAL ACCOUNTANT FEES AND SERVICES

RSM US LLP had billed the Company for audit and other fees during fiscal 2019 and 2018. The following table sets forth the fees billed to us by RSM US LLP as of and for the fiscal years ended March 31, 2019 and March 31, 2018:

	For the Year Ended March 31,

	2019	2018

Audit fees	$331,625	$336,569
Other fees (tax-related)	31,500	29,925

Total accountant fees and services	$363,125	$366,494

       Audit fees billed by RSM US LLP are related to the audit of our annual consolidated financial statements and of our assessment on internal control over financial reporting for the fiscal years ended March 31, 2019 and March 31, 2018. Audit fees also included the review of our Annual Report on Form 10-K, and the review of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q for the periods ended June 30, September 30, and December 31, 2017 and 2018. Other tax-related fees, which did not include Financial Information System Design and Implementation fees, were also provided by RSM US LLP during fiscal 2019 and 2018.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

The Audit Committee shall:

●	Have the responsibility to review and consider and ultimately pre-approve all audit and permitted non-audit services to be performed by our independent registered public accounting firm.
●

Select, evaluate, and, where appropriate, replace the independent registered public accounting firm or nominate the independent registered public accounting firm for shareholder approval. The Audit Committee also has the responsibility to approve all audit engagement fees and terms and all non-audit engagements with the independent registered public accounting firm. The following sets forth what the Audit Committee shall do in order to fulfill its responsibilities and duties with respect to the independent registered public accounting firm: be directly responsible for the appointment, compensation approval and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing its audit report or related work.

●

Have the sole authority to review in advance, and grant any appropriate pre-approvals of: (i) all auditing services to be provided by the independent registered public accounting firm, (ii) all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act, and (iii) in connection therewith to approve all fees and other terms of engagement. The Audit Committee shall also review and approve disclosures required to be included in SEC periodic reports filed under Section 13(a) of the Exchange Act with respect to non-audit services.

●	Review the performance of the Company's independent registered public accounting firm on at least an annual basis.
●

On an annual basis, review and discuss with the independent registered public accounting firm all relationships the independent registered public accounting firm has with the Company in order to evaluate the independent registered public accounting firm's continued independence. The Committee: (i) shall ensure that the independent registered public accounting firm submit to the Committee on an annual basis a written statement (consistent with Independence Standards Board Standards No. 1) delineating all relationships and services that may impact the objectivity and independence of the independent registered public accounting firm; (ii) shall discuss with the independent registered public accounting firm any disclosed relationship or services that may impact the objectivity and independence of the independent registered public accounting firm; and (iii) shall satisfy itself as to the independent registered public accounting firm's independence.

●

At least annually, obtain and review an annual report from the independent registered public accounting firm describing: (i) the independent registered public accounting firm's internal quality control procedures and (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent registered public accounting firm, and any steps taken to deal with any such issues.

●

Confirm that the lead audit partner, or the lead audit partner responsible for reviewing the audit for the Company's independent registered public accounting firm, has not performed audit services for the Company for each of the five previous fiscal years.

●	Review all reports required to be submitted by the independent registered public accounting firm to the Committee under Section 10A of the Exchange Act.
●

Review, based upon the recommendation of the independent registered public accounting firm and management, the scope and plan of the work to be done by the independent registered public accounting firm for each fiscal year.

      Our Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of RSM US LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our registered public accounting firm. In accordance with the pre-approval policy for services of independent registered public accounting firm, our Audit Committee has pre-approved all audit and non-audit services provided by our independent registered public accounting firm, and the fees paid for such services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of May 31, 2019, by (1) each person known by us to own beneficially or exercise voting or dispositive control over 5% or more of our outstanding common stock, (2) each of our named executive officers, directors and nominees, and (3) all executive officers and directors as a group. In general, “beneficial ownership” includes those shares a person has the power to vote or transfer, and options to acquire our common stock that are exercisable currently or become exercisable within 60 days. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on information furnished by these owners, have sole investment, dispositive, and voting power with respect to these shares, except as otherwise provided or by community property laws where applicable. Unless otherwise indicated below, the address for each person is 420 South Congress Avenue, Delray Beach, FL 33445.

Name and Address of Beneficial Owner	Aggregate Number of Shares Beneficially Owned		Percent of Shares Outstanding

Menderes Akdag	470,000	(1)	2.3%
Robert C. Schweitzer	88,334	(1)	*
Ronald J. Korn	76,333	(2)	*
Gian M. Fulgoni	63,400	(3)	*
Frank J. Formica	56,000	(4)	*
Leslie C.G. Campbell	7,500	(5)	*
Bruce S. Rosenbloom	39,434	(6)	*
All executive officers and directors as a group (six persons)	801,001	(7)	4.0%

Principal Stockholders

BlackRock, Inc.	3,076,147	(8)	15.3%
Renaissance Technologies	1,784,615	(9)	8.9%
The Vanguard Group	1,381,735	(10)	6.9%
TD Asset Management	1,306,413	(11)	6.5%

__________

*     Less than 1% of the issued and outstanding shares.

(1)

Mr. Schweitzer’s holdings include 2,500 restricted shares under the 2015 Director Restricted Stock Plan, which are subject to forfeiture before July 29, 2019, 5,000 restricted shares under the 2015 Director Restricted Stock Plan, which are subject to forfeiture in one-half increments before July 28, 2019 and 2020, and 7,500 restricted shares under the 2015 Director Restricted Stock Plan, which are subject to forfeiture in one-third increments before July 27, 2019, 2020, and 2021, in the event of cessation of service as a director.

(2)

Mr. Korn’s holdings include 2,500 restricted shares under the 2015 Director Restricted Stock Plan, which are subject to forfeiture before July 29, 2019, 5,000 restricted shares under the 2015 Director Restricted Stock Plan, which are subject to forfeiture in one-half increments before July 28, 2019 and 2020, and 7,500 restricted shares under the 2015 Director Restricted Stock Plan, which are subject to forfeiture in one-third increments before July 27, 2019, 2020, and 2021, in the event of cessation of service as a director.

(3)

Dr. Fulgoni’s holdings include 2,500 restricted shares under the 2015 Director Restricted Stock Plan, which are subject to forfeiture before July 29, 2019, 5,000 restricted shares under the 2015 Director Restricted Stock Plan, which are subject to forfeiture in one-half increments before July 28, 2019 and 2020, and 7,500 restricted shares under the 2015 Director Restricted Stock Plan, which are subject to forfeiture in one-third increments before July 27, 2019, 2020, and 2021, in the event of cessation of service as a director.

(4)

Mr. Formica’s holdings include 2,500 restricted shares under the 2015 Director Restricted Stock Plan, which are subject to forfeiture before July 29, 2019, 5,000 restricted shares under the 2015 Director Restricted Stock Plan, which are subject to forfeiture in one-half increments before July 28, 2019 and 2020, and 7,500 restricted shares under the 2015 Director Restricted Stock Plan, which are subject to forfeiture in one-third increments before July 27, 2019, 2020, and 2021, in the event of cessation of service as a director.

(5)

Ms. Campbell’s holdings include 7,500 restricted shares under the 2015 Director Restricted Stock Plan, which are subject to forfeiture in one-third increments before July 27, 2019, 2020, and 2021, in the event of cessation of service as a director.

(6)

Mr. Rosenbloom's holdings include 3,500 restricted shares under the 2006 Employee Equity Restricted Stock Plan, which are subject to forfeiture before July 22, 2019, 7,000 restricted shares under the 2016 Employee Equity Restricted Stock Plan, which are subject to forfeiture in one-half increments before July 28, 2019 and 2020, and 10,500 restricted shares under the 2016 Employee Equity Restricted Stock Plan, which are subject to forfeiture in one-third increments before July 27, 2019, 2020, and 2021, in the event of termination of employment.

(7)	Incorporates (1) through (6) and Mr. Akdag’s holdings above.
(8)	The information about BlackRock, Inc. (“BlackRock”) was derived from the Schedule 13G filed by BlackRock on January 2, 2019. BlackRock listed its address as 55 East 52nd Street, New York, NY 10055.
(9)

The information about Renaissance Technologies LLC (“Renaissance”) was derived from the Schedule 13G filed by Renaissance on February 13, 2019. Renaissance listed its address as 800 Third Avenue, New York, NY 10022.

(10)	The information about The Vanguard Group (“Vanguard”) was derived from the Schedule 13G filed by Vanguard on February 11, 2019. Vanguard listed its address as 100 Vanguard Blvd., Malvern, PA 19355.
(11)

The information about TD Asset Management (“TD Asset”) was derived from the Schedule 13G filed by TD Asset on February 6, 2019. TD Asset listed its address as 161 Bay Street, 35th Floor, Toronto, Ontario, M5J 2T2.

THE REPORT OF COMPENSATION COMMITTEE

The following Report of the Compensation Committee of our Board of Directors does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filings by us under the Securities Act, or the Exchange Act, except to the extent we specifically incorporate this Report or the performance graphs by reference therein.

       The primary purposes of our Compensation Committee of our Board of Directors, a committee which is comprised solely of independent directors, are to oversee the administration of the Company's compensation programs, to review the compensation of executive officers and directors, to prepare any report on executive compensation required by the rules and regulations of the SEC, and generally to provide assistance to the Board of Directors on compensation matters. The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management and, based on that review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee ROBERT C. SCHWEITZER, Chair RONALD J. KORN GIAN M. FULGONI FRANK J. FORMICA LESLIE C.G. CAMPBELL

COMPENSATION DISCUSSION AND ANALYSIS

 Overview

The Compensation Committee of our Board of Directors, composed entirely of independent directors, administers our executive compensation program. The role of the Compensation Committee is to oversee the administration of the Company's compensation and benefit plans and policies, to review the compensation of the executive officer(s) and directors, to administer our stock plans, to prepare any report on executive compensation required by the rules and regulations of the SEC, and generally to provide assistance to the Board of Directors on compensation matters.

The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth elsewhere in this Proxy Statement. Our named executive officers for the fiscal year ended March 31, 2019 were Menderes Akdag, Chief Executive Officer and President (“CEO”), and Bruce S. Rosenbloom, Chief Financial Officer (“CFO”). This discussion contains forward-looking statements that are based on our current plans and expectations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Compensation Philosophy

The objective of our compensation programs, as it has been in prior years, is to attract and retain top talent. Our compensation plans are designed to motivate and reward employees for achievement of positive corporate results and also to promote and enforce accountability. In determining the compensation arrangement of our executives, we are guided by the following key principles:

●	Attract and Retain Top Talent. Our compensation arrangements should be sufficient to allow us to attract, retain, and motivate executives with the necessary skills and talent to successfully manage our business. In order to attract, retain, and motivate such executives, we seek to compensate our executives at levels that are consistent with or more attractive than other available opportunities in the respective executive’s marketplace.
●	Promote Corporate Performance Accountability. So that executive compensation is aligned with our business objectives and corporate performance, compensation is tied, in part, to financial performance of our business so that executives are held accountable through their compensation for contributions to our performance as a whole through the performance of the tasks for which they are responsible.
●	Promote Individual Performance Accountability. So that executive officers who contribute to our operating and financial performance are rewarded and motivated, compensation is tied, in part, to the individual executive’s performance to encourage and reflect individual contributions to corporate performance. Individual performance, as well as performance of the business, and responsibility areas that an individual oversees, are factors in assessing a particular individual’s performance.
●	Align Stockholder Interests. Compensation should be tied, in part, to our financial performance through the grant of long-term incentives under our stock plans, which help to align our executives’ interests with those of our stockholders.

Compensation Consultant: The Compensation Committee has sole authority to retain and terminate a compensation consultant to assist in the evaluation of Chief Executive Officer or senior executive compensation. During fiscal 2019, the Compensation Committee consulted with a nationally recognized third-party compensation consulting firm regarding compensation practices and programs, as well as overall industry compensation trends and dynamics, and executive pay for our Chief Executive Officer. The Compensation Committee has assessed the independence of compensation consulting firm considering the factors set forth in applicable SEC rules and the Listing Rules of the NASDAQ Stock Market, LLC and has concluded no conflicts of interest were raised by the work performed by the compensation consultant.

The Compensation Committee believes that our compensation programs should include short-term and long-term components, including cash and equity-based compensation, and should reward performance as measured against established goals. The Compensation Committee considers the total current and potential long-term compensation of each of our executive officers in establishing each element of compensation. The Compensation Committee reviews and recommends to the full Board of Directors the total compensation to be paid to our CEO, in advance of the expiration of his employment agreement. The Compensation Committee reviews and recommends to the full Board of Directors on an annual basis, the long-term incentives to be awarded to other executive officers and key employees. As part of this process, the Compensation Committee reviews benchmarking of the aggregate level of executive compensation, as well as the mix of elements used to compensate the executive officers. In addition, the Compensation Committee has historically taken into account publicly available data relating to the compensation practices and policies of other companies within and outside our industry.

While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to us, the Compensation Committee generally believes that gathering this information is an important part of our compensation-related decision-making process. At the request of the Compensation Committee, a compensation benchmarking analysis had been conducted to assist in the determination of appropriate executive compensation for fiscal 2007, fiscal 2008, fiscal 2010, fiscal 2013, fiscal 2016, and fiscal 2019. The group of peer companies that were researched in fiscal 2016 included comparable companies located in South Florida and other Catalog/Direct Mail Retailers (based on the nature of the Company’s business). The companies in the peer group included: Perry Ellis International Inc., 1-800-Flowers.com Inc., Blue Nile, Inc., Overstock.com Inc., FTD Companies, and Nutrisystem.

The information gathered about the peer companies was as follows: market capitalization, annual revenue, and annual earnings per share. The specific mix of elements of compensation that were benchmarked included: annual salary, bonuses, and stock-based compensation (which included both stock options and restricted stock). Averages of each of the above categories were calculated. Our Company’s data was then compared to the averages of the comparable companies’ data. The Company entered into another three-year employment agreement with the CEO effective March 16, 2016. Based on the above fiscal 2016 benchmarking study, the CEO’s salary was increased from $550,000 to $600,000 for each year under his three-year employment agreement, which expired on March 16, 2019.

Ahead of the expiration of the CEO’s contract, the Compensation Committee retained the services of a third-party executive compensation specialist, in connection with the establishment of cash and equity compensation for a new CEO contract. The peer group for fiscal 2019 included the following twelve (12) companies: 1-800-Flowers, FTD Companies, Nutrisystem, Blue Apron, EVINE Live, Nature’s Sunshine Products, Medifast, PetIQ, LifeVantage, Natural Health Trends, Mannatech, and Youngevity International. The criteria used to determine the peer group included: U.S. based and traded on major exchanges, internet and direct marketing, revenue ranging between $50 million and $1.25 billion (wide revenue range, given PetMed’s unique niche business), and other specific business model similarities. See “Employment Agreement with Menderes Akdag, Chief Executive Officer and President” on page 31 for a detailed description of the CEO’s current employment agreement.

The CEO evaluates the performance of the other executive officer and key employees on an annual basis and makes recommendations to the Compensation Committee with respect to stock grants pursuant to the Company’s Employee Equity Compensation Restricted Stock Plan.

Application of our Philosophy

Our executive compensation program aims to encourage our management team to continually pursue our strategic opportunities while effectively managing the risks and challenges inherent to our business. Specifically, we have created an executive compensation package that we believe balances a short-term component (annual cash compensation), specifically, base salary, and a long-term component, specifically, restricted stock.

We believe that these components are appropriate to provide incentives to our senior management and reward them for achieving the following goals:

●	develop a culture that embodies a passion for our company, creative contribution, and a drive to achieve established goals and objectives;
●	provide leadership to our company in such a way as to maximize the results of our business operations;
●	lead us by demonstrating forward thinking in the operation, development, and expansion of our company;
●	effectively manage organizational resources to derive the greatest value possible from each dollar invested; and
●	take strategic advantage of the market opportunity to expand and grow our business.

Our executive compensation structure aims not only to compensate top talent at levels that our Board of Directors believes are consistent with or more attractive than other opportunities in an executive’s marketplace, but also to be fair relative to compensation paid to other professionals within our organization, relative to our short- and long-term performance results and relative to the value we deliver to our stockholders. We seek to maintain a performance-oriented culture with a compensation approach that rewards our executive officers when we achieve our goals and objectives, while putting at risk an appropriate portion of their compensation against the possibility that our goals and objectives may not be achieved. Overall, our approach is designed to relate the compensation of our executive officers to: the achievement of short- and long-term goals and objectives; their willingness to challenge and improve existing policies and structures; and their capability to take advantage of unique opportunities and overcome difficult challenges within our business.

Components of our Executive Compensation Program

Annual Cash Compensation - Base Salary

The purpose of base salary is to create a secure base of cash compensation for executives that is competitive with the market. Executives’ salary increases do not follow a preset schedule or formula; however, the following is considered when determining appropriate salary levels and increases: the individual’s current and sustained performance results and the methods utilized to achieve such results; and non-financial performance indicators to include strategic developments for which an executive has responsibility and managerial performance. The Compensation Committee exercises discretion in making salary decisions taking into account, among other things, each individual’s performance and the Company’s overall performance. With regard to individual performance of executive officers other than the CEO, the Compensation Committee relies to a large extent on the CEO’s evaluations of each individual executive officer’s performance.

Long-Term Incentive Compensation

Long-Term Incentives. Since 2006, our long-term incentives have been in the form of restricted stock issuances.

At the Annual Meeting of the Company’s stockholders held on July 28, 2006, both the PetMed Express, Inc. 2006 Employee Equity Compensation Restricted Stock Plan (“2006 Employee Plan”) and the PetMed Express, Inc. 2006 Outside Director Equity Compensation Restricted Stock Plan (“2006 Director Plan”) were approved by the stockholders. The 2006 Employee Plan and 2006 Director Plan expired on July 28, 2016, whereupon no further awards can be granted under these plans. At the Annual Meeting of the Company’s stockholders held on July 29, 2016, the PetMed Express, Inc. 2016 Employee Equity Compensation Restricted Stock Plan (“2016 Employee Plan”), which was identical to 2006 Employee Plan, was approved by the stockholders, allowing awards to be made until July 29, 2026. At the Annual Meeting of the Company’s stockholders held on July 24, 2015, the PetMed Express, Inc. 2015 Outside Director Equity Compensation Restricted Stock Plan (“2015 Director Plan”), which was identical to the Amended and Restated 2006 Director Plan, was approved by the stockholders, allowing awards to be made until July 24, 2025. See “Equity Compensation Plan Information” on page 36 for a detailed description of these equity compensation plans.

The purpose of the 2016 Employee Plan is to promote the interests of the Company by securing and retaining employees of outstanding ability and to provide additional motivation to such employees to exert their best efforts on behalf of the Company. The Company expects that it will benefit from the added commitment that such employees will have in the welfare of the Company as a result of their ownership or increased ownership of the Company's common stock. All full-time employees are eligible to receive awards under the 2016 Employee Plan, which consist of grants of restricted stock.

The purpose of the 2015 Director Plan is to promote the interests of the Company by attracting, retaining, and compensating highly qualified individuals who are not employees or affiliates of the Company or any of its subsidiaries, to serve as members of the Company’s Board of Directors, and to enable them to increase their ownership of Company’s common stock, thereby increasing their proprietary interest in the Company and their identification with the interests of the Company’s stockholders.

Perquisites and Other Compensation Benefits. Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our executive officers, which are also generally available to employees, including medical, dental, and 401(k) matching contributions. In general, we do not view perquisites as a significant component of our executive compensation structure; however, the Compensation Committee in its discretion may revise, amend, or add to officer(s)’ executive benefits.

EXECUTIVE COMPENSATION

On an annual basis, a forecast (budget) is presented to the Board of Directors, and this annual forecast is discussed and must be approved by the Board. The annual forecast serves as a baseline for the Company’s performance goals, including those of the executive officers.

The CEO’s annual compensation package is comprised of salary and stock-based compensation determined by the Compensation Committee of the Board of Directors. When the CEO’s March 2010 three-year employment agreement was expiring in 2013, and was due for renewal, the Compensation Committee conducted the previously discussed review of benchmarking data, which included comparable performing companies, and developed an employment agreement renewal that was both fair to our Company and that would recognize our CEO’s significant contribution to the success of our Company. The Compensation Committee also reviewed the compensation portions of the CEO’s prior employment agreements, and then-existing March 2013 employment agreement and the Company’s performance during the CEO’s tenure. In March 2016, the Board based the CEO’s compensation on a similar benchmarking study and took the performance of the Company into account. The CEO’s salary in March 2016 was raised from $550,000 to $600,000 for each year under his three-year employment agreement, expiring in March 2019. The CEO was also granted 120,000 restricted shares on March 16, 2016 under the 2006 Employee Plan.

On March 15, 2019, the Company entered into Amendment No. 5a to the CEO’s employment agreement. With the intent to enter into Amendment No. 6 to the employment agreement, the Compensation Committee had been working with a nationally-recognized compensation consulting firm to ensure executive pay to the CEO is consistent with a selected peer group and contains appropriate performance benchmarks. At the time of entering into Amendment No. 5a, the report from the compensation consulting firm had been received and analyzed, and the Chairman of the Board had presented the results to, and was negotiating with, the CEO to agree to final terms that would be acceptable to all parties, subject to final Board approval. Amendment No. 5a, commencing on March 16, 2019, amended the term of the CEO’s employment agreement until May 13, 2019, and the CEO’s salary remained $600,000 per year throughout the term of the amendment.

On May 13, 2019, based on the recommendation of Compensation Committee of the Board of Directors and the approval of the Board of Directors, the Company amended the CEO’s existing employment agreement by entering into Amendment No. 6 to the Executive Employment Agreement with the CEO ("Agreement"). The Agreement amended certain provisions of the employment agreement including the extension of the term until the earlier of (i) the date of the Company's 2020 annual stockholders meeting, or (ii) August 1, 2020, and commencing on the pay period ending on May 17, 2019 the salary was raised to $607,880.

The CEO will also be granted 40,000 restricted shares of the Company's common stock on July 26, 2019 under the 2016 Employee Plan to vest on July 26, 2020. The Company will also pay the CEO’s withholding tax associated with the restricted shares by providing the CEO gross up compensation, which includes the withholding tax on the tax benefit paid by the Company, in an amount similar to other employees of the Company as approved by the Board of Directors. See “Employment Agreement with Menderes Akdag, Chief Executive Officer and President” on page 31 for a detailed description of the CEO’s current employment agreement.

The evaluation method and rating scale to measure performance to be used in future years to determine Mr. Akdag’s compensation is as follows: the evaluation method measures performance against planned objectives that can be determined quantitatively on a rating scale of 1 to 5 (with 5 being the highest rating), apportioning weight to each goal as a percentage (totaling 100%) and based on the final ratings, awarding a percentage increase in salary as follows: 5 – 10% increase in salary; 4 – 7% increase in salary; 3 – 4% increase in salary; 2 – 2% increase in salary; 1 – 0% increase in salary. The CEO’s compensation for fiscal year 2020 will be based on the following fiscal 2019 goals, on a percentage basis: Net Revenue (35%), Operating Profit (35%), Employee Engagement Survey (15%), and the Net Promoter Score (15%), with all four - “the higher the better.” The goals of Net Revenue and Operating Profit are based annually on the Board-approved forecast (budget). The Net Promoter Score (measures customer satisfaction) and the Employee Engagement Survey (measures employee satisfaction) are Company-wide goals. The method used provides planned objectives that can be determined quantitatively on a scale of 1 to 5, apportioning weight to each goal as a percentage (totaling 100%) and based on the final ratings, awarding a percentage increase in salary, at a previously predetermined amount. For example, a rating of a 3 is meeting the predetermined goal.

The CFO’s annual compensation package is comprised of salary, bonus (if awarded in a particular fiscal year), and stock-based compensation. The package is determined preliminarily by the Company’s CEO. Currently on an annual basis, the CEO together with the CFO determines performance-based goals for the CFO at the beginning of the fiscal year.

For fiscal 2019, the CFO’s goals, on a percentage basis, included: Net Revenue (20%), Operating Profit (20%), Inventory Average Cost Reduction (15%), Net Promoter Score (15%), and the Employee Engagement Survey (15%), with all five - “the higher the better,” and General and Administrative Expenses as a Percentage of Sales (15%) –“the lower the better.” The goals of Net Revenue, Operating Profit, Inventory Average Cost Reduction, and General and Administrative Expenses are Company-wide goals and the criteria are based annually on the Board-approved forecast (budget). The Employee Engagement Survey (measures employee satisfaction) and the Net Promoter Score (measures customer satisfaction) were Company-wide goals.

The evaluation method used measures performance against planned objectives that can be determined quantitatively on a rating scale of 1 to 5 (with 5 being the highest rating), apportioning weight to each goal as a percentage (totaling 100%) and based on the final ratings, awarding a percentage increase in salary, at a previously predetermined amount. For example, a rating of a 3 is meeting the predetermined goal. With respect to the CFO’s annual compensation package for the fiscal year ended March 31, 2019, the below chart reflects his fiscal 2018 goals, which were the basis for the fiscal 2019 compensation, and the weight placed and rating received on each goal. The total represents the weight multiplied by the rating. The CFO’s overall total rating was 3.56.

Goal	Budget	Actual	Weight	Rating	Total
Net Revenue (in millions)	$270.0	$273.8	25%	3.76	0.94
Operating Profit (in millions)	$44.0	$52.1	25%	5.00	1.25
General & Administrative Expenses as a percentage of sales	8.90%	8.87%	20%	3.30	0.66
Inventory Average Cost Reduction	1.0%	0%	20%	2.00	0.40
Net Promoter Score	80.2	80.0%	10%	3.09	0.31
Total					3.56

With respect to the CFO’s annual compensation package for the fiscal year ended March 31, 2019, a total rating of 1 earned no raise; a total rating of 2 earned a 2.0% raise; a total rating of 3 earned a 4.0% raise; a total rating of 4 earned a 7.0% raise; and a total rating of 5 earned a 10.0% raise. Based on the above-indicated total of 3.56, the CFO earned a 5.7% raise in annual salary for the fiscal year ended March 31, 2019.

Stock-based compensation is also determined based on the above performance criteria. With respect to the CFO’s annual stock-based compensation for the fiscal year ended March 31, 2019 he was awarded 10,500 restricted shares of stock in July 2018, based on the above total rating of a 3.56.

The CFO’s compensation for fiscal year 2020 will be based on the following fiscal 2019 goals, on a percentage basis: Net Revenue (20%), Operating Profit (20%), Inventory Average Cost Reduction (15%), Employee Engagement Survey (15%), and the Net Promoter Score (15%), with all five - “the higher the better,” and General and Administrative Expenses as a Percentage of Sales (15%) –“the lower the better.” The goals of Net Revenue, Operating Profit, Inventory Average Cost Reduction, and General and Administrative Expenses are based annually on the Board-approved forecast (budget). The Net Promoter Score (measures customer satisfaction) and the Employee Engagement Survey (measures employee satisfaction) are Company-wide goals. Similar to fiscal 2019, the method used provides planned objectives that can be determined quantitatively on a scale of 1 to 5, apportioning weight to each goal as a percentage (totaling 100%) and based on the final ratings, awarding a percentage increase in salary, at a previously predetermined amount. For example, a rating of a 3 is meeting the predetermined goal.

In previous fiscal years, an annual bonus was based on a Company-wide goal determined by management based on the Company’s reorder goal. A minimum bonus was determined and the bonus pool would increase depending on exceeding the goal. This bonus pool was then distributed to all employees, except for the CEO. The distribution amount was based on position and time of service. In fiscal 2019, the Company’s CFO earned a bonus of $1,000.

The following table sets forth certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s CEO and CFO (“Named Executive Officers”) for the fiscal years ended March 31, 2019, 2018, and 2017.

FISCAL 2019 SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	All Other Compensation ($) (i)	Total ($) (j)

Menderes Akdag,	2019	$600,000	$-	$-	$257,551	$857,551
Chief Executive Officer	2018	600,000	-	-	621,485	1,221,485
and President	2017	600,000	-	-	313,076	913,076

Bruce S. Rosenbloom,	2019	320,350	1,000	372,015	172,916	866,281
Chief Financial Officer	2018	302,410	900	507,885	198,554	1,009,749
	2017	289,480	600	205,800	110,721	606,601

The amounts reported in the Bonus column (column (d)) reflect the annual bonus paid out in the years provided. The annual bonus is based on a Company-wide goal determined by management, the bonus details are described above.

The amounts reported in the Stock Awards column (column (e)) reflect the grant date fair value, associated with each Named Executive Officer’s restricted stock award under the 2006 Employee Equity Compensation Restricted Stock Plan, calculated in accordance with the provisions of the ASC Topic 718 (Financial Accounting Standards Board Accounting Standards Codification 718, Compensation – Stock Compensation). For the fiscal year ending March 31, 2019, 2018, and 2017, Mr. Akdag did not receive any restricted stock award. For the fiscal years ended March 31, 2019, 2018 and 2017, Mr. Rosenbloom was granted 10,500 restricted shares of stock on July 27, 2018, July 28, 2017, and July 22, 2016, respectively.

The amounts reported for the fiscal year ended March 31, 2019, in the All Other Compensation column (column (i)) reflect, for each Named Executive Officer, the sum of (i) amounts paid by the Company for withholding taxes related to restricted stock issuances, $211,700 for Mr. Akdag and $127,064 for Mr. Rosenbloom, (ii) the dollar value of healthcare costs paid by the Company, $34,851 for both Mr. Akdag and Mr. Rosenbloom, and (iii) amounts contributed by the Company to the Company’s 401(k) Plan, $11,000 for both Mr. Akdag and Mr. Rosenbloom. Amounts paid by the Company for withholding taxes related to restricted stock issuances and contributions paid to the Company’s 401(k) Plan are calculated on the same basis for all participants in the plan, including the Named Executive Officers.

The Company cautions that the amounts reported in the Fiscal 2019 Summary Compensation Table for stock awards reflect the grant date fair value and may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company’s actual operating performance, stock price fluctuations, and the Named Executive Officer’s continued employment.

Additional information on all outstanding restricted stock and stock option awards is reflected in the Fiscal 2019 Outstanding Equity Awards at Year-End table below. The following table supplements the disclosure in the Fiscal 2019 Summary Compensation Table with respect to stock awards made to the Named Executive Officers in fiscal 2019.

FISCAL 2019 GRANTS OF PLAN-BASED AWARDS

Name (a)	Grant Date (b)	All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Closing Price on Grant Date	Grant Date Fair Value of Stock and Option Awards (l)

Bruce S. Rosenbloom	7/27/2018	10,500	-	-	$35.43	$372,015

Mr. Akdag did not receive any restricted stock award in fiscal 2019. Mr. Rosenbloom’s restricted stock award was granted on July 27, 2018 under the 2016 Employee Plan and the award vests one-third on the first, second, and third anniversaries of the grant date. Our equity compensation plans are administered by the Compensation Committee. Restricted stock grants are made on an annual basis in amounts determined/approved by the Compensation Committee. Restricted stock grants generally vest in equal installments over three years.

The following table sets forth certain information regarding equity-based awards held by our Named Executive Officers as of March 31, 2019, which consist of restricted stock awards.

FISCAL 2019 OUTSTANDING EQUITY AWARDS AT YEAR-END

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date ($) (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)

Menderes Akdag	-	-	$-	-	(1)		$-

Bruce S. Rosenbloom	-	-	-	-	3,500	(2)	79,730
	-	-	-	-	7,000	(3)	159,460
	-	-	-	-	10,500	(4)	239,190

___________________

(1)	There were no unvested shares at March 31, 2019.
(2)	These shares of restricted stock were granted on July 22, 2016. These shares vest on the third anniversary of the grant date.
(3)	These shares of restricted stock were granted on July 28, 2017. These shares vest on the second and third anniversaries of the grant date.
(4)	These shares of restricted stock were granted on July 27, 2018. These shares vest on the first, second, and third anniversaries of the grant date.

The amounts reported in the Market Value of Shares or Units of Stock That Have Not Vested column (column (h)) were determined by multiplying the number of shares of common stock, as applicable, by $22.78, the closing price of common stock on March 31, 2019. The Company cautions that the amounts reported in the 2019 Grants of Plan-Based Awards table and the Fiscal 2019 Outstanding Equity Awards at Year-End table for these stock awards reflect the grant date fair value and market value at March 31, 2019, and may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company’s actual operating performance, stock price fluctuations, and the Named Executive Officer’s continued employment.

The following table sets forth certain information regarding delivery of restricted stock upon the expiration of forfeiture (vesting) periods by each of our Named Executive Officers listed in the Fiscal 2019 Summary Compensation Table, during fiscal 2019.

FISCAL 2019 OPTION EXERCISES AND STOCK VESTED

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)

Menderes Akdag	-	$-	40,000	$846,800

Bruce S. Rosenbloom	-	-	10,334	381,193

The value realized on the vesting of restricted stock for Mr. Akdag was determined by multiplying the 40,000 shares, acquired on vesting by $21.17, the closing price of the common stock at the vesting date, on March 16, 2019. The value realized on the vesting of restricted stock for Mr. Rosenbloom was determined by multiplying the 3,500 shares acquired on vesting by $40.19, the closing price of the common stock at the vesting date, on July 22, 2018, 3,334 shares acquired on vesting by $34.95, the closing price of the common stock at the vesting date, on July 24, 2018, and 3,500 shares acquired on vesting by $35.43, the closing price of the common stock at the vesting date, on July 28, 2018.

2019 PENSION BENEFITS AND DEFERRED COMPENSATION

The Company does not provide pension benefits and the Company does not have provisions for deferred compensation.

Employment Agreement with Menderes Akdag, Chief Executive Officer and President

On March 15, 2019, the Company entered into Amendment No. 5a to Mr. Akdag’s employment agreement, which was set to expire on March 16, 2019 pursuant to Amendment No. 5 to the employment agreement. With the intent to enter into amendment No. 6 to the employment agreement, the Compensation Committee had been working with a nationally-recognized compensation consulting firm to ensure executive pay to the Chief Executive Officer of the Company is consistent with a selected peer group and contains appropriate performance bench marks. At the time of entering into amendment No. 5a, the report from the compensation consulting firm had been received and analyzed, and the Chairman of the Board had presented the results to, and was negotiating with, Mr. Akdag to agree to final terms that would be acceptable to all parties, subject to final Board approval. Amendment 5a, commencing on March 16, 2019, amended the term of Mr. Akdag’s employment agreement until May 13, 2019, and Mr. Akdag's salary remained $600,000 per year throughout the term of the amendment.

On May 13, 2019, based on the recommendation of Compensation Committee of the Board of Directors and the approval of the Board of Directors, the Company amended Mr. Akdag’s existing executive employment agreement by entering into Amendment No. 6 to the Executive Employment Agreement with Mr. Akdag ("Agreement"). The Agreement amended certain provisions of the Executive Employment Agreement as follows: the term of the Executive Employment Agreement was extended until the earlier of (i) the date of the Company's 2020 Annual Stockholders Meeting, or (ii) August 1, 2020; and Mr. Akdag's salary remained at $600,000 per year throughout the term of the Agreement subject to a percentage increase adjustment, if any, commencing on the pay period ending on May 17, 2019, based on pre-determined individual and corporate performance goals and objectives for fiscal 2019 approved by the Board. The evaluation method to be used will measure performance against planned objectives that can be determined quantitatively on a rating scale of 1 to 5 (with 5 being the highest rating), apportioning weight to each goal as a percentage (totaling 100%) and based on the final ratings, awarding a percentage increase in salary as follows: 5 – 10% increase in salary; 4 – 7% increase in salary; 3 – 4% increase in salary; 2 – 2% increase in salary; 1 – 0% increase in salary.

Further, in accordance with the terms of the PetMed Express, Inc. 2016 Employee Plan, and:

subject to the further terms, conditions and restrictions contained in a separate agreement, titled “Restricted Stock Agreement Pursuant To PetMed Express, Inc. 2016 Restricted Stock Plan,” to be entered into by and between the Company and the Executive on July 26, 2019, incorporated herein by reference upon its execution, the Executive will be granted 40,000 restricted shares of the Company's common stock, par value $.001 per share, to vest on July 26, 2020; and

subject to the Company and the Executive entering into an extension of the Agreement for an additional one year period following the expiration of this Amendment No. 6, and to the further terms, conditions and restrictions contained in a separate agreement, titled “Restricted Stock Agreement Pursuant To PetMed Express, Inc. 2016 Restricted Stock Plan,” to be entered into by and between the Company and the Executive on the earlier of (i) the date of the Company’s 2020 Annual Stockholders’ Meeting or (ii) August 1, 2020, the Executive will be granted restricted stock, to vest on the one year anniversary of the grant date, in the below amounts based on the same pre-determined individual and corporate-wide performance goals and objectives to be approved by the Board of Directors upon which the Executive’s salary under Section 5(a) is based, as follows: 5 – 50,000 shares of restricted stock; 4 – 45,000 shares of restricted stock; 3 – 40,000 shares of restricted stock; 2 – 35,000 shares of restricted stock; 1 – 30,000 shares of restricted stock

The Company will pay the current withholding tax percentage for stock compensation awards according to current IRS guidelines.  The Company will also pay the Executive the Executive’s withholding tax by providing Executive gross up compensation, which includes the withholding tax on the tax benefit paid by the Company, in an amount similar to other employees of the company as approved by the Board of Directors, which currently is approved for up to 28.2% (based on the current IRS withholding guidelines according to IRS guidelines of 22%) for employees.  This approved 28.2% withholding and tax benefit % may fluctuate based on changes in the withholding percentage. The actual withholding tax obligation is determined by using the following formula: Fair Market Value of Vested Shares divided by (1.0 – .22) = Total grossed-up income which includes withholding taxes. The 22% rate is based on current withholding guidelines. This percentage may change in future years. This total grossed-up amount is then multiplied by the current withholding percentage to determine the actual withholding tax amount to be paid by the Company. FICA taxes on the grossed-up amount will be paid by the Executive.

In addition, as compensation for an approximate four month delay from the expiration date of Amendment 5 to the Executive Employment Agreement to July 26, 2019, in addition to Mr. Akdag receiving a salary in accordance with his previous annual rate of $600,000, Mr. Akdag also received a one-time payment of $10,800 in full satisfaction of any lost amounts in earned dividends for restricted shares that would have been issued to Mr. Akdag on March 16, 2019 in connection with his compensation following the expiration date of Amendment 5 to the Executive Employment Agreement.

Potential Payments on Termination and/or Change in Control

This section describes the payment that may be made to Mr. Akdag upon termination or change in control of the Company, (as both are described in his original employment agreement and the latest amendment) pursuant to the original employment agreement and amendments thereto, and to Bruce S. Rosenbloom, CFO, pursuant to conditions of his employment letter dated May 30, 2001, as amended on August 24, 2017.

The Company can terminate the employment of Mr. Akdag either upon mutual consent, for cause, or without cause. If the Company should terminate Mr. Akdag’s employment agreement for cause, or if Mr. Akdag should terminate his employment agreement without "good reason" as described in the employment agreement, no severance benefits would be paid. If the Company should terminate Mr. Akdag’s employment agreement without cause, the Company would be required to give Mr. Akdag three months’ notice and continue to compensate him under the terms of this employment agreement during those three months. At the end of the three-month period, the Company would have to pay Mr. Akdag severance benefits consisting of a lump sum payment in the amount equal to his annual base salary at the rate in effect at the time of termination (currently $607,880) and continue to pay Mr. Akdag his annual base salary and benefits at the rate in effect at the time of termination through the remaining term of the employment agreement, and any previously granted but unvested restricted stock awards would immediately vest. In the event Mr. Akdag terminates his employment agreement for “good reason”, such termination will be deemed a termination by the Company without cause and the Company would have to pay Mr. Akdag the severance benefits as provided for under a termination without cause. In the event of a termination of the employment agreement due to the disability (as defined in the employment agreement) or death of Mr. Akdag, the Company would continue to pay Mr. Akdag or his estate, as applicable, the amount of Mr. Akdag’s annual base salary at the rate in effect at the time of termination for a period of one (1) year. In the event that a Change in Control (as defined in the employment agreement) of the Company shall occur at any time, Mr. Akdag shall have the right to terminate his employment under the employment agreement upon thirty (30) days written notice given at any time within one (1) year after the occurrence of such event, and upon such termination of Mr. Akdag’s employment with the Company pursuant to Section 6g(1) of the employment agreement, he shall be entitled to a one-time payment of two times his salary as of the date of such termination.

The Company can terminate the employment of Mr. Rosenbloom either upon mutual consent, for cause, or without cause. If the Company should terminate Mr. Rosenbloom’s employment without cause, the Company would be required to give Mr. Rosenbloom twelve months’ severance pay at his base salary (potential severance payment of $327,860), at the time of termination. In the event that a change of control (as defined in the employment letter, as amended) occurs, and within three months thereafter Mr. Rosenbloom is not offered a commensurate position with a salary commensurate with the duties and responsibilities of the position and/or he chooses to terminate his employment with the Company, such termination shall be considered “with good cause” and Mr. Rosenbloom is will be entitled to the severance pay described above, provided however, that Mr. Rosenbloom provides the Company with written notice within sixty (60) days of the initial existence of the condition that he believes constitutes good cause in connection with a change of control specifically identifying the acts or omissions constituting the grounds therefor and a reasonable cure period of not less than thirty (30) days following the date of such notice.

Non-Compete and Non-Disclosure Agreements

Both Mr. Akdag and Mr. Rosenbloom are parties to a Non-Disclosure, Non-Compete and Non-Solicitation Agreement with the Company. Each executive agreed to keep in confidence any and all confidential business information the executive becomes aware of or learns or to which he has access during his employment with the Company which has not been publicly disclosed and is not a matter of common knowledge, both during and for two years after their employment. Each executive also agreed that upon termination of employment, each will not, for a period of two (2) years after such termination, either directly or indirectly, as a principal, officer, director, proprietor, employee, contractor, partner, investor (apart from owning stock in any publicly traded corporation so long as such ownership does not exceed five percent (5%) of the total value of the outstanding stock of such corporation), advisor, agent, representative or other participant engage in any business that is in actual or prospective competition with the Company, solicit or otherwise attempt to induce or solicit, or in any other manner influence, any current or future employee or vendor of the Company to terminate or modify his/her/its relationship with the Company, or solicit or otherwise attempt to induce or solicit, or in any other manner influence, any customer or prospective customer of the Company.

CEO Pay Ratio

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee, excluding our CEO. For the fiscal year ended March 31, 2019, as determined under Item 402 of the SEC’s Regulation S-K:

• the median of the annual total compensation of all employees of our company (other than our CEO) was $37,821; and

• the annual total compensation of our CEO was $857,551.

Based on this information, for fiscal 2019, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 23:1. We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

As permitted by SEC rules, to identify our median employee, we selected total direct compensation as our consistently applied compensation measure, which we calculated as actual salary paid to our employees for fiscal 2019 (including overtime for hourly employees), actual bonus or sales commission earned by our employees in fiscal 2019, and the value of equity awards granted to our employees in fiscal 2019. Further, we used March 31, 2019 to determine our employee population and used the consistently applied compensation measure as described above to determine our median employee. In determining this population, we included all full-time and part-time employees other than our CEO. We did not include any contractors or workers employed through a third-party provider in our employee population. Based on this approach, we selected the individual who represented the median employee. We then calculated the annual total compensation for this individual using the same methodology we used for our named executive officers in our 2019 Summary Compensation Table.

DIRECTOR COMPENSATION

The Company’s compensation philosophy has historically been to provide employees, officers, and board members a compensation package in line with identified peer group companies.  The Company believes that it is important to give management and the Board members a financial stake in the Company to encourage decisions and actions that will benefit all shareholders. As such, all recipients of stock grants can participate equally in the gains and declines in the Company’s valuation.  Further, the philosophy has been to structure the Board of Directors’ compensation package more heavily weighted to actual stock price performance.

Our Board of Directors reviews non-employee director compensation arrangements on an annual basis. The Company’s Board has determined to keep non-employee director compensation at a low cash retainer level in relation to peers, with all non-employee Board members receiving the same compensation level regardless of duties within the Board structure. Thus, there are no additional fees paid for Board or committee chairs or committee membership, nor are there fees paid for meeting attendance, unlike many peer companies. In fact, there has only been one increase in 15 years in the base cash compensation for non-employee directors.

Furthering the philosophy of rewarding non-employee directors based on the Company’s stock price performance, the policy states that every year non-employee directors receive a specific number of shares of stock rather than a specific dollar amount, thus rewarding the non-employee directors for stock appreciation rather than issuing additional shares should the stock price drop. In addition, there is an annual vesting over a three-year time period, further incentivizing continuity and a long-term outlook to enhance shareholder value.   Any change in the total compensation levels shown for management and non-employee directors is reflective of the change in stock price year-to-year rather than any changes in the compensation philosophy or actual compensation plans of the Company. The Board and management believe that the philosophy of awarding share grants aligns employees, officers, and board members compensation to the benefit of all stakeholders.

Each member of the Company’s Board of Directors who is not employed by the Company received an annual retainer of $30,000 in fiscal 2016, paid quarterly. On January 29, 2016, the Board of Directors approved an increase of $10,000 to the annual retainer of each member of the Board of Directors who is not employed by the Company, effective May 2016, and accordingly each non-employee member of our Board of Directors currently receives an annual retainer of $40,000.

Each of our non-employee directors who is a sitting member of our Board of Directors as of the date of our annual stockholder meeting for each such year also is eligible to receive an annual grant of 7,500 shares of restricted stock on the date of our annual stockholders meeting of such year under the 2015 Director Plan. These awards are approved by the Board each year on the date of our annual meeting of stockholders for the particular year. These awards will vest equally over a three-year period, on the anniversary of issuance date (usually the date of the annual stockholder’s meeting) so long as the recipient is a director on such date.

Based on the Compensation Committee’s recommendation, for the fiscal year ended March 31, 2019 each non-employee director was granted 7,500 restricted shares under the 2015 Director Plan on July 27, 2018. This grant will vest in one-third increments on July 27, 2019, 2020, and 2021. The Company also pays the reasonable travel and accommodation expenses of non-employee directors in connection with their participation in meetings of the Board of Directors.

Based on the recommendation of our Compensation Committee, our Board of Directors determined that, effective July 26, 2019, new non-employee directors will be eligible to receive a grant of 7,500 shares of restricted stock at the time of their appointment, prorated for service from the date of their appointment through the first following occurrence of the date of the Company’s annual meeting of stockholders. Awards to new non-employee directors will vest equally over a three-year period, on the anniversary of issuance date so long as the recipient is a director on such date. Also, annual retainers for new non-employee directors are prorated during a director’s first year of service.

The following table summarizes the compensation earned by and paid to the Company’s non-employee directors for the fiscal year ended March 31, 2019. The compensation paid to Mr. Akdag is shown under “Executive Compensation” in the table entitled “Fiscal 2019 Summary Compensation Table” and the related explanatory tables. Mr. Akdag does not receive any compensation for his service as a member of the Board.

FISCAL 2019 DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	All Other Compensation ($) (g)	Total ($) (h)

Leslie C.G. Campbell	$40,000	$265,725	$-	$305,725
Frank J. Formica	40,000	265,725	-	305,725
Gian M. Fulgoni	40,000	265,725	-	305,725
Ronald J. Korn	40,000	265,725	-	305,725
Robert C. Schweitzer	40,000	265,725	-	305,725

The amounts reported in the Stock Awards column (column (c)) reflect the grant date fair value, associated with each director’s award under the 2015 Outside Director Equity Compensation Restricted Stock Plan, calculated in accordance with the provisions of the ASC Topic 718 (Financial Accounting Standards Board Accounting Standards Codification 718, Compensation – Stock Compensation).

The Company cautions that the amounts reported in the Fiscal 2019 Director Compensation table for stock awards reflect the vesting date fair value and may not represent the amounts that the directors will actually realize from the awards. Whether, and to what extent, a director realizes value will depend on the Company’s actual operating performance, stock price fluctuations, and the director’s continued service on the Board.

EQUITY COMPENSATION PLAN INFORMATION

2006 Restricted Stock Plans

At the Annual Meeting of the Company’s stockholders held on July 28, 2006, both the PetMed Express, Inc. 2006 Employee Equity Compensation Restricted Stock Plan and the PetMed Express, Inc. 2006 Outside Director Equity Compensation Restricted Stock Plan were approved by the stockholders. The 2006 Employee Plan and 2006 Director Plan expired on July 28, 2016, whereupon no further awards can be granted under these plans.

All employees were eligible to receive awards under the 2006 Employee Plan, which consisted of grants of restricted stock. At the time of initial stockholder approval, the maximum number of shares of common stock that were authorized for issuance for awards pursuant to the 2006 Employee Plan was not in the aggregate to exceed 1,000,000 common shares. At the 2012 Annual Meeting, the Company’s stockholders approved an amendment, as previously approved by the Board in May 2012, to the 2006 Employee Plan to provide for an automatic increase every year in the amount of shares available for issuance under the 2006 Employee Plan of 10% of the shares authorized under the 2006 Employee Plan. At March 31, 2019, the Company had 972,175 restricted common shares issued under the 2006 Employee Plan, all shares of which were issued subject to a restriction or forfeiture period which will lapse ratably on the first, second, and third anniversaries of the date of grant, and the fair value of which is being amortized over the three-year restriction period.

The purpose of the 2006 Director Plan was to promote the interests of the Company by attracting, retaining, and compensating highly qualified individuals who were not employees or affiliates of PetMed Express, Inc. or any of its subsidiaries, to serve as members of the Company’s Board of Directors, and to enable them to increase their ownership of PetMed Express, Inc.’s common stock, thereby increasing their proprietary interest in PetMed Express, Inc. and their identification with the interests of PetMed Express, Inc.’s stockholders. At the time of initial stockholder approval, the maximum number of shares of common stock that were authorized for issuance for awards under the 2006 Director Plan was not in the aggregate to exceed 200,000 shares. At the 2012 Annual Meeting, the Company’s stockholders approved an amendment, as previously approved by the Board in May 2012, to the 2006 Director Plan (“Amended and Restated 2006 Director Plan”) to increase from 200,000 to 400,000 the number of shares of the Company's common stock available for issuance under the 2006 Director Plan, and to provide for an automatic increase every year in the amount of shares available for issuance under the 2006 Director Plan of 10% of the shares authorized under the 2006 Director Plan. At March 31, 2019, the Company had 272,000 restricted common shares issued under the 2006 Director Plan, all shares of which were issued subject to a restriction or forfeiture period which will lapse ratably on the first, second, and third anniversaries of the date of grant, and the fair value of which is being amortized over the three-year restriction period.

2015 and 2016 Restricted Stock Plans

At the 2015 Annual Meeting, the Company’s stockholders approved the 2015 Outside Director Equity Compensation Restricted Stock Plan, which was identical to the Amended and Restated 2006 Director Plan, including authorizing an amount of 400,000 shares as the maximum number of shares of common stock that may be awarded thereunder, with an automatic increase on the first trading day of January each calendar year during the term of the plan by an amount equal to ten percent (10%) of the total numbers of shares of common stock, with awards to be made until July 24, 2025. At March 31, 2019, the Company had 97,500 restricted common shares issued under the 2015 Outside Director Equity Compensation Restricted Stock Plan.

At the 2016 Annual Meeting, the Company’s stockholders approved the 2016 Employee Equity Compensation Restricted Stock Plan, which was identical to the 2006 Employee Plan, including authorizing an amount of 1,000,000 shares as the maximum number of shares of common stock that may be awarded thereunder, with awards to be made until July 29, 2026. At March 31, 2019, the Company had 85,183 restricted common shares issued under the 2016 Employee Plan.

Description of Equity Compensation Plans

For purposes of the description of the Company’s equity compensation plans, the 2006 Employee Plan and the 2016 Employee Plan are collectively referred to as the “Employee Plan”, the 2006 Director Plan and the 2015 Director Plan are collectively referred to as the “Director Plan”, and the Employee Plan and the Director Plan are collectively referred to as the “Plans”.

Administration of Plans

The Employee Plan is administered by the Company’s Compensation Committee, which has the sole authority to (i) designate participants in the Employee Plan, (ii) determine the number of shares to be covered by grants under the Employee Plan, (iii) determine the terms and conditions of any grant under the Employee Plan, (iv) interpret and administer the Employee Plan, (v) establish, amend, suspend or waive rules and guidelines and appoint such agents as it deems appropriate for the administration of the Employee Plan, and (vi) make any other determination and take any other action that it deems necessary or desirable for administration of the Employee Plan.

The Director Plan is administered by the Company’s Board of Directors, which has the sole authority to (i) grant shares under the Director Plan, (ii) interpret and administer the Director Plan, (iii) determine the terms and conditions of any grant under the Director Plan, (iv) establish, amend, suspend or waive rules and guidelines and appoint such agents as it deems appropriate for the administration of the Director Plan, and (v) make any other determination and take any other action that it deems necessary or desirable for administration of the Director Plan.

Awards and Vesting

The Compensation Committee has the authority to grant to Employee Plan participants awards of restricted stock that will be subject to such conditions, restrictions and contingencies as the Compensation Committee may impose. Pursuant to the Employee Plan, the minimum restricted period applicable to certain grants of restricted stock will be one year and the maximum restricted period will be ten years. Such restricted period would terminate under the following circumstances: the participant's total and permanent disability or the participant's death.

Except as otherwise determined by the Compensation Committee, upon termination of employment for any reason during the applicable restriction period, all shares subject to restrictions granted under the Employee Plan will be forfeited and reacquired by the company. The Board of Directors has the authority to grant to Director Plan participants awards of restricted stock.

Pursuant to the Director Plan, the minimum restricted period applicable to certain grants of restricted stock will be one year and the maximum restricted period will be ten years. Such restricted period would terminate under the following circumstances: the participant's total and permanent disability or the participant's death.

Except as otherwise determined by the Board of Directors, if a participant shall cease to serve as an independent (outside) director for any reason during the applicable restriction period, all shares subject to restrictions granted under the Director Plan will be forfeited and reacquired by the Company.

Pursuant to the Director Plan, each person who is an independent director, following the Company’s annual meetings of stockholders each year will automatically be granted an award of 7,500 shares of common stock (subject to change with Board approval). The grant date with respect to each such award will be the date on which the award is granted.

Escrow of Stock Certificates

Certificates representing the Restricted Stock will be registered in the name of the participant, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares, and PetMed Express, Inc. shall retain physical possession of the certificate in escrow until all restrictions have been lifted or requirements met.

Rights with Respect to Shares

 During the period in which any shares of restricted stock granted under the Employee Plan or Director Plan are subject to any restrictions, the participant to whom such shares have been awarded will have all the rights of a shareholder with respect to such shares, including the right to vote such shares and the right to receive dividends on such shares.

Restrictions and Adjustments

 Restricted stock grants under the Employee Plan and Director Plan may not be assigned, transferred or pledged by the participant, other than by will or the laws of descent and distribution (unless assigned or transferred to the company) prior to the time at which all applicable restrictions imposed under the terms of the relevant award have expired, lapsed, or have been waived or satisfied.

In the event of any change in the Company’s common stock by reason of recapitalization, merger, consolidation, combination or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, (i) the numbers and class of shares covered by outstanding awards under the Employee Plan and Director Plan, and (ii) the aggregate number and class of shares available under the Employee Plan and Director Plan, would be adjusted by the Compensation Committee or Board of Directors, respectively. Any new, additional or different securities to which the participant is entitled with respect to an award by reason of such adjustment shall be deemed to be restricted stock and shall be subject to the same terms, conditions, and restrictions as the award so adjusted.

Change in Control

 Pursuant to the Employee Plan and Director Plan, unless an award agreement expressly provides otherwise, upon the effective date of a “change in control” of the Company, any restricted period imposed on an award would immediately terminate. For purposes of the Employee Plan and Director Plan, a “change in control” means the happening of any of the following events:

●	any individual, entity or group becomes the owner of 20% or more of the Company’s outstanding common shares;
●

there occurs within any period of two consecutive years any change in the directors of the Company such that the members of the Company's Board of Directors prior to such change do not constitute a majority of the directors after giving effect to all changes during such two-year period unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;

●

the Company is merged, consolidated or reorganized into or with, or sells all or substantially all of its assets to, another company or other entity, and immediately after such transaction less than 80% of the voting power of the then-outstanding securities of such company or other entity immediately after such transaction is held in the aggregate by holders of the Company's common stock immediately before such transaction.

Amendment or Termination of Plans; Amendments to Awards

The Employee Plan may be amended, suspended, discontinued, or terminated by the Compensation Committee without the consent of any shareholder, plan participant, or other holder of an award under the Employee Plan, and the Director Plan may be amended, suspended, discontinued, or terminated by the Board of Directors without the consent of any shareholder, plan participant, or other holder of an award under the Director Plan. However, without the approval of shareholders, no such amendment, suspension, discontinuation or termination may be made that would increase the total number of shares available for awards under the plans, extend the duration of the plans, or materially increase the benefits accruing to participants under the plans.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended March 31, 2019, Robert C. Schweitzer, Ronald J. Korn, Gian M. Fulgoni, Frank J. Formica, and Leslie C.G. Campbell served on the Compensation Committee (during the period for which he or she was a director). None of our Compensation Committee members have ever been an officer or employee of the Company or of any of our subsidiaries and none of our executive officers have served on the Compensation Committee or Board of Directors of any Company of which any of our other directors is an executive officer. Accordingly, insiders do not participate in compensation decisions.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board’s policy requires that transactions with related parties must be entered into in good faith on fair and reasonable terms that are no less favorable to the Company than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party. The Audit Committee of our Board is responsible for the review and recommendation to the Board for approval of all related party transactions; however, the Audit Committee does not have a written policy regarding the approval of related party transactions. As part of its review of a related party transaction, the Audit Committee considers:

●	the nature of the related party’s interest in the transaction;
●	the material terms of the transaction, including the amount involved and type of transaction;
●	the importance of the transaction to the related party and to us;
●	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and
●	any other matters the Audit Committee deems appropriate.

Our Board, by a vote of the disinterested directors, must approve all related party transactions that are recommended by the Audit Committee. Since the beginning of the Company’s last fiscal year, the Company has not had, or been a party to, nor is there currently proposed, a transaction with a related party.

INTEREST OF CERTAIN PERSONS IN OPPOSITION TO MATTERS TO BE ACTED UPON

Management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, or associate of the foregoing persons in any matter to be acted on, as described herein, other than elections to the Board.

OTHER MATTERS

       Our Board of Directors does not intend to present, or have any reason to believe others will present, any items of business other than those matters set forth in this Proxy Statement. If other matters are properly brought before the Board of Directors at the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with the recommendation of our Board of Directors.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

A copy of our Annual Report on Form 10-K for the year ended March 31, 2019, exclusive of certain exhibits filed with the SEC, accompanies this Proxy Statement. These exhibits, as well as our quarterly reports on Form 10-Q, current reports of Form 8-K and other information filed by the Company with the SEC, are available to the public free of charge over the internet at our website at www.1800petmeds.com under the section “About Us” located at the bottom of the page or at the SEC's web site at www.sec.gov, or upon written request to the Corporate Secretary and General Counsel, PetMed Express, Inc., 420 South Congress Avenue, Delray Beach, FL 33445 or by contacting Investor Relations at 1-800-738-6337. Our SEC filings are available through our website as soon as reasonably practicable after we have electronically filed or furnished them to the SEC. The information on our website is not a part of this Proxy Statement.

By Order of the Board of Directors,

Delray Beach, Florida	MENDERES AKDAG
June 14, 2019	Chief Executive Officer, President, Director

Appendix 1 - Proposed Second Amended and Restated Bylaws

~~FIRST~~ SECOND AMENDED AND RESTATED BYLAWS

OF

PETMED EXPRESS, INC.

a Florida corporation

(the “corporation”)

adopted on ~~February 3, 2017~~

INDEX

---------

PAGE -------

ARTICLE I

--------------

Offices

---------

Section	1.01	Principal Office	1

Section	1.02	Registered Office	1

Section	1.03	Other Offices	1

ARTICLE II

----------------

Meetings of Shareholders

-----------------------------------

Section	2.01	Annual Meeting	1

Section	2.02	Special Meetings	1

Section	2.03	Shareholders' List for Meeting	2

Section	2.04	Record Date	2

Section	2.05	Notice of Meetings and Adjournment	3

Section	2.06	Waiver of Notice	3

ARTICLE III

-----------------

Shareholder Voting

-------------------------

Section	3.01	Voting Group Defined	4

Section	3.02	Quorum and Voting Requirements for Voting Groups	4

Section	3.03	Action by Single and Multiple Voting Groups	4

Section	3.04	Shareholder Quorum and Voting; Greater or Lesser Voting Requirements	4

Section	3.05	Voting for Directors; Cumulative Voting	5

Section	3.06	Voting Entitlement of Shares	5

Section	3.07	Proxies	7

Section	3.08	Shares Held by Nominees	7

Section	3.09	Corporation's Acceptance of Votes	8

Section	3.10	Action by Shareholders Without Meeting	8

Section	3.11	Frequency of Solicitations for Action by Shareholders Without a Meeting	11

ARTICLE IV

-----------------

Board of Directors and Officers

-------------------------------------------

Section	4.01	Qualifications of Directors	11

Section	4.02	Number of Directors	11

Section	4.03	Terms of Directors Generally	12

Section	4.04	Staggered Terms for Directors	12

Section	4.05	Vacancy on Board	12

Section	4.06	Compensation of Directors	12

Section	4.07	Meetings	12

Section	4.08	Action by Directors Without a Meeting	13

Section	4.09	Notice of Meetings	13

Section	4.10	Waiver of Notice	13

Section	4.11	Quorum and Voting	13

Section	4.12	Powers of the Directors	13

Section	4.13	Committees	14

Section	4.14	Loans to Officers, Directors and Employees; Guaranty of Obligations	15

Section	4.15	Required Officers	15

Section	4.16	Duties of Officers	15

Section	4.17	Resignation and Removal of Officers	15

Section	4.18	Contract Rights of Officers	15

Section	4.19	General Standards for Directors	15

Section	4.20	Director Conflicts of Interest	16

Section	4.21	Resignation of Directors	17

Section	4.22	Failed Director Elections	17

ARTICLE V

-----------------

Indemnification of Directors, Officers, Employees and Agents

----------------------------------------------------------------------------------

Section	5.01	Directors, Officers, Employees and Agents	17

ARTICLE VI

-----------------

Office and Agent

------------------------

Section	6.01	Registered Office and Registered Agent	21

Section	6.02	Change of Registered Office or Registered Agent; Resignation of Registered Agent	22

ARTICLE VII

------------------

Shares, Option, Dividends and Distributions

----------------------------------------------------------

Section	7.01	Authorized Shares	22

Section	7.02	Terms of Class or Series Determined by Board of Directors	23

Section	7.03	Issued and Outstanding Shares	23

Section	7.04	Issuance of Shares	23

Section	7.05	Form and Content of Certificates	24

Section	7.06	Shares Without Certificates	24

Section	7.07	Restriction on Transfer of Shares and Other Securities	25

Section	7.08	Shareholder's Pre-emptive Rights	25

Section	7.09	Corporation's Acquisition of its Own Shares	25

Section	7.10	Share Options	25

Section	7.11	Terms and Conditions of Stock Rights and Options	26

Section	7.12	Share Dividends	26

Section	7.13	Distribution to Shareholders	26

ARTICLE VIII

--------------------

Amendment of Articles and Bylaws

-----------------------------------------------

Section	8.01	Authority to Amend the Articles of Incorporation	27

Section	8.02	Amendment by Board of Directors	28

Section	8.03	Amendment of Bylaws by Board of Directors	28

Section	8.04	Bylaw Increasing Quorum or Voting Requirements for Directors	28

ARTICLE IX

----------------

Records and Report

----------------------------

Section	9.01	Corporate Records	29

Section	9.02	Financial Statements for Shareholders	29

Section	9.03	Other Reports to Shareholders	30

Section	9.04	Annual Report for Department of State	30

ARTICLE X

-----------------

Miscellaneous

---------------------

Section	10.01	Definition of the "Act"	31

Section	10.02	Application of Florida Law	31

Section	10.03	Fiscal Year	31

Section	10.04	Conflicts with Articles of Incorporation	31

Section	10.05	Partial Invalidity	31

ARTICLE I

Offices

Section 1.01. Principal Office.

The principal office of the corporation in the State of Florida shall be established at such places as the board of directors from time to time determine.

Section 1.02. Registered Office.

The registered office of the corporation in the State of Florida shall be at the office of its registered agent as stated in the articles of incorporation or as the board of directors shall from time to time determine.

Section 1.03. Other Offices.

The corporation may have additional offices at such other places, either within or without the State of Florida, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

Meetings of Shareholders

Section 2.01. Annual Meeting.

(1) The corporation shall hold a meeting of shareholders annually, for the election of directors and for the transaction of any proper business, at a time stated in or fixed in accordance with a resolution of the board of directors.

(2) Annual shareholders' meeting may be held in or out of the State of Florida at a place stated in or fixed in accordance with a resolution by the board of directors or, when not inconsistent with the board of directors' resolution stated in the notice of the annual meeting. If no place is stated in or fixed in accordance with these bylaws, or stated in the notice of the annual meeting, annual meetings shall be held at the corporation's principal office.

(3) The failure to hold the annual meeting at the time stated in or fixed in accordance with these bylaws or pursuant to the Act does not affect the validity of any corporate action and shall not work a forfeiture of or dissolution of the corporation.

Section 2.02. Special Meeting.

(1) The corporation shall hold a special meeting of shareholders:

(a) On call of its board of directors or the person or persons authorized to do so by the board of directors; or

(b) If the holders of not less than ~~twenty~~ ten (~~20%~~10%) percent of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

(2) Special shareholders' meetings may be held in or out of the State of Florida at a place stated in or fixed in accordance with a resolution of the board of directors, or, when not inconsistent with the board of directors' resolution, in the notice of the special meeting. If no place is stated in or fixed in accordance with these bylaws or in the notice of the special meeting, special meetings shall be held at the corporation's principal office.

[ 1 ]

(3) Only business within the purpose or purposes described in the special meeting notice may be conducted at a special shareholders' meeting.

Section 2.03. Shareholders' List for Meeting.

(1) After fixing a record date for a meeting, a corporation shall prepare a list of the names of all its shareholders who are entitled to notice of a shareholders' meeting, in accordance with the Florida Business Corporation Act (the "Act"), or arranged by voting group, with the address of, and the number and class and series, if any, of shares held by, each.

(2) The shareholders' list must be available for inspection by any shareholder for a period of ten days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the corporation's transfer agent or registrar. A shareholder or his agent or attorney is entitled on written demand to inspect the list (subject to the requirements of Section 607.1602(3) of the Act), during regular business hours and at his expense, during the period it is available for inspection.

(3) The corporation shall make the shareholders' list available at the meeting, and any shareholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

Section 2.04. Record Date.

(1) The board of directors may set a record date for purposes of determining the shareholders entitled to notice of and to vote at a shareholders' meeting; however, in no event may a record date fixed by the board of directors be a date preceding the date upon which the resolution fixing the record date is adopted.

(2) Unless otherwise fixed by the board of directors, the record date for determining shareholders entitled to demand a special meeting is the date the first shareholder delivers his demand to the corporation. In the event that the board of directors sets the record date for a special meeting of shareholders, it shall not be a date preceding the date upon which the corporation receives the first demand from a shareholder requesting a special meeting.

(3) If no prior action is required by the board of directors pursuant to the Act, and, unless otherwise fixed by the board of directors, the record date for determining shareholders entitled to take action without a meeting is the date the first signed written consent is delivered to the corporation under Section 607.0704 of the Act. If prior action is required by the board of directors pursuant to the Act, the record date for determining shareholders entitled to take action without a meeting is at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

(4) Unless otherwise fixed by the board of directors, the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders' meeting is the close of business on the day before the first notice of such annual or special shareholders' meeting is delivered to shareholders.

[ 2 ]

(5) A record date may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders.

(6) A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 2.05. Notice of Meetings and Adjournment.

(1) The corporation shall notify shareholders of the date, time and place of each annual and special shareholders' meeting no fewer than ten (10) or more than sixty (60) days before the meeting date. Unless the Act requires otherwise, the corporation is required to give notice only to shareholders entitled to vote at the meeting. Notice shall be given in the manner provided in Section 607.0141 of the Act, by or at the direction of the president, the secretary, of the officer or persons calling the meeting. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be done by a class of United States mail other than first class. Notwithstanding Section 607.0141, if mailed, such notice shall be deemed to be delivered when deposited in the United Statement mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

(2) Unless the Act or the articles of incorporation requires otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called.

(3) Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.

(4) If an annual or special shareholders meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time or place is announced at the meeting before adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If a new record date is or must be fixed under Section 607.0707 of the Act, however, notice of the adjourned meeting must be given under this section to persons who are shareholders as of the new record date who are entitled to notice of the meeting.

(5) Notwithstanding the foregoing, no notice of a shareholders' meeting need be given if: (a) an annual report and proxy statements for two (2) consecutive annual meetings of shareholders, or (b) all, and at least two (2) checks in payment of dividends or interest on securities during a 12-month period, have been sent by first-class United States mail, addressed to the shareholder at his address as it appears on the share transfer books of the corporation, and returned undeliverable. The obligation of the corporation to give notice of a shareholders' meeting to any such shareholder shall be reinstated once the corporation has received a new address for such shareholder for entry on its share transfer books.

Section 2.06. Waiver of Notice.

(1) A shareholder may waive any notice required by the Act, the articles of incorporation, or bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at nor the purpose of any regular or special meeting of the shareholders need be specified in any written waiver of notice.

[ 3 ]

(2) A shareholder's attendance at a meeting: (a) Waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

ARTICLE III

Shareholder Voting

Section 3.01. Voting Group Defined.

A "voting group" means all shares of one or more classes or series that under the articles of incorporation or the Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled by the articles of incorporation or the Act to vote generally on the matter are for that purpose a single voting group.

Section 3.02. Quorum and Voting Requirements for Voting Groups.

(1) Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation or the Act provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

(2) Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

(3) If a quorum exists, action on a matter other than the election of Directors as to which the requisite vote is outlined in Section 3.05(1) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Act requires a greater number of affirmative votes.

Section 3.03. Action by Single and Multiple Voting Groups.

(1) If the articles of incorporation or the Act provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group as provided in Section 3.02 of these bylaws.

(2) If the articles of incorporation or the Act provides for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately as provided in Section 3.02 of these bylaws. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

Section 3.04. Shareholder Quorum and Voting; Greater or Lesser Voting Requirements.

(1) A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

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(2) An amendment to the articles of incorporation that changes the quorum to a greater or lesser quorum or voting requirement must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever is greater.

(3) If a quorum exists, action on a matter, other than the election of Directors as to which the requisite vote is outlined in Section 3.05(1), is approved if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes or voting by classes is required by the Act or the articles of incorporation.

(4) After a quorum has been established at a shareholders~ meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 3.05. Voting for Directors: No Cumulative Voting.

(1) A nominee for director of the corporation shall only be elected if, at any meeting of the shareholders held for the election of directors at which a quorum is present, the votes cast for the nominee's election exceed the votes cast against the nominee's election; provided, however, that a plurality of all votes cast at a meeting of shareholders at which a quorum is present is sufficient to elect a nominee to the Board if, in connection with the meeting, (i) a shareholder has duly nominated an individual for election to the Board in accordance with the advance notice and other nomination procedures and requirements adopted by the corporation from time to time, and (ii) the shareholder nomination has not been withdrawn on or prior to the date that is fourteen (14) days prior to the date on which the corporation first mails its notice of meeting to the shareholders. Votes cast "for" and "against" a nominee shall exclude votes "withheld", "abstentions" and "broker non-votes" with respect to that nominee's election. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

(2) Each shareholder who is entitled to vote at an election of directors has the right to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Shareholders do not have a right to cumulate their votes for directors.

Section 3.06. Voting Entitlement of Shares.

(1) Unless the articles of incorporation or the Act provides otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Only shares are entitled to vote.

(2) The shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the first corporation owns, directly or indirectly, a majority of shares entitled to vote for directors of the second corporation.

(3) This section does not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

(4) Redeemable shares are not entitled to vote on any matter, and shall not be deemed to be outstanding, after notice of redemption is mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank, trust company, or other financial institution upon an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

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(5) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of the corporate shareholder may prescribe or, in the absence of any applicable provision, by such person as the board of directors of the corporate shareholder may designate. In the absence of any such designation or in case of conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary, and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares.

(6) Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee.

(7) Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by him without the transfer thereof into his name.

(8) If a share or shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting have the following effect:

(a) If only one votes, in person or in proxy, his act binds all;

(b) If more than one vote, in person or by proxy, the act of the majority so voting binds all;

(c) If more than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally;

(d) If the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes of this subsection shall be a majority or a vote evenly split in interest;

(e) The principles of this subsection shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum;

(f) Subject to Section 3.08 of these bylaws, nothing herein contained shall prevent trustees or other fiduciaries holding shares registered in the name of a nominee from causing such shares to be voted by such nominee as the trustee or other fiduciary may direct. Such nominee may vote shares as directed by a trustee or their fiduciary without the necessity of transferring the shares to the name of the trustee or other fiduciary.

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Section 3.07. Proxies.

(1) A shareholder, other person entitled to vote on behalf of a shareholder pursuant to Section 3.06 of these bylaws, or attorney in fact may vote the shareholder's shares in person or by proxy.

(2) A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form~~,~~ either personally or by his attorney in fact, with signature affixed, by any reasonable means including, but not limited to, facsimile or electronic signature, or by transmitting or authorizing the transmission of an electronic transmission with respect to the appointment of such proxy as provided by Section 607.0722 of the Act or any successor provision. ~~An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, is a sufficient appointment form.~~

(3) An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for up to eleven (11) months unless a longer period is expressly provided in the appointment form.

(4) The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.

(5) An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. Appointments coupled with an interest include the appointment of: (a) a pledgee; (b) a person who purchased or agreed to purchase the shares; (c) a creditor of the corporation who extended credit to the corporation under terms requiring the appointment; (d) an employee of the corporation whose employment contract requires the appointment; or (e) a party to a voting agreement created in accordance with the Act.

(6) An appointment made irrevocable under this section becomes revocable when the interest with which it is coupled is extinguished and, in a case provided for in Subsection 5(c) or 5(d), the proxy becomes revocable three (3) years after the date of the proxy or at the end of the period, if any, specified herein, whichever is less, unless the period of irrevocability is renewed from time to time by the execution of a new irrevocable proxy as provided in this section. This does not affect the duration of a proxy under subsection (3).

(7) A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he did not know of its existence when he acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates.

(8) Subject to Section 3.09 of these bylaws and to any express limitation on the proxy's authority appearing on the face of the appointment form, a corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

(9) If an appointment form expressly provides, any proxy holder may appoint, in writing, a substitute to act in his place.

Section 3.08. Shares Held by Nominees.

(1) The corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the corporation as the shareholder. The extent of this recognition may be determined in the procedure.

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(2) The procedure may set forth (a) the types of nominees to which it applies; (b) the rights or privileges that the corporation recognizes in a beneficial owner; (c) the manner in which the procedure is selected by the nominee; (d) the information that must be provided when the procedure is selected; (e) the period for which selection of the procedure is effective; and (f) other aspects of the rights and duties created.

Section 3.09. Corporation's Acceptance of Votes.

(1) If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation if acting in good faith is entitled to accept the vote, consent waiver, or proxy appointment and give it effect as the act of the shareholder.

(2) If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the corporation if acting in good faith is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if: (a) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity; (b) the name signed purports to be that of an administrator, executor, guardian, personal representative, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment; (c) the name signed purports to be that of a receiver, trustee in bankruptcy, or assignee for the benefit of creditors of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment; (d) the name signed purports to be that of a pledgee, beneficial owner, or attorney in fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or (e) two or more persons are the shareholder as covenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

(3) The corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

(4) The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

(5) Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this section is valid unless a court of competent jurisdiction determines otherwise.

Section 3.10. Action by Shareholders Without Meeting.

(1) Action by Written Consent. Any action which is required to be or may be taken at any annual or special meeting of the shareholders of the corporation may be taken without a meeting, without prior notice and without a vote, if written consents which set forth the specific corporate action (the "Corporate Action") to be taken have been signed by the holders of outstanding shares of common stock which possess not less than the minimum number of votes necessary to authorize or take such Corporate Action at an annual or specialmeeting of shareholders at which all outstanding shares of common stock are represented and the other requirements contained herein and in the corporation's articles of incorporation and Florida law are complied with.

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(2) Determination of Record Date for Action by Written Consent. In order to inform the corporation's shareholders and the investing public in advance that a record date for action by written consent will occur and in order that the corporation may determine the shareholders entitled to consent to Corporate Action in writing without a meeting, the Board of Directors may fix a record date for such action, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) business days after the date upon which the resolution fixing such record date is adopted by the Board of Directors. Any Soliciting Party (as defined herein) who seeks to have the shareholders authorize or take a Corporate Action by written consent must advise the corporation by written notice (the "Solicitation Notice") delivered to the Secretary of the corporation (the "Secretary"), which must be delivered by certified mail, overnight courier or hand delivery, of the proposed Corporate Action for which written consents will be sought and request that the Board of Directors fix a record date. The record date for determining shareholders entitled to consent to the Corporate Action in writing shall be fixed by the Board of Directors by resolution within ten (10) business days after the date of delivery of the Solicitation Notice. If the Board of Directors does not fix a record date within the ten (10) business day-period after the date of delivery of the Solicitation Notice, and no prior action by the Board of Directors is required by Florida law, the corporation's articles of incorporation or these bylaws, the record date shall be the first date on which a valid signed consent setting forth the Corporate Action is delivered to the corporation in accordance with Florida law, the corporation's articles of incorporation and these bylaws. If the Board of Directors does not fix a record date within the ten (10) business day-period after the date of delivery of the Solicitation Notice and prior action by the Board of Directors is required by Florida law, the corporation's articles of incorporation or these bylaws, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(3) Duration and Revocation of Consents. Consents to a Corporate Action shall only be valid during the period ending sixty (60) days after the date the first valid signed consent regarding the proposed Corporate Action is delivered to the corporation in accordance with Florida law, the corporation's articles of incorporation and these bylaws. Consents may be revoked by written notice to (i) the Secretary or (ii) any other officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

(4) Retention and Duties of Inspector. Within fifteen (15) business days after receipt of a Solicitation Notice, the Secretary shall engage a nationally-recognized independent inspector of elections (the "Inspector") to perform a review of any consents and revocations related to such Solicitation Notice. The Inspector shall review all such consents and revocations, determine whether the requisite number of valid and unrevoked consents has been obtained to authorize or take the Corporate Action specified in the consents, and certify such determination for entry in the records of the corporation. All costs of retaining the Inspector shall be borne by the party which is soliciting consents. For the purpose of permitting the Inspector to perform such review, no action by written consent without a meeting shall be effective until such date as the Inspector certifies to the corporation that the consents delivered to the corporation in accordance with this Section 3.10 represent at least the minimum number of votes that would be necessary to take the Corporate Action by written consent.

(5) Procedures for Counting and Challenging Consents. All consents and revocations shall be delivered to the Inspector upon receipt by the corporation or its other designated agents. When such consents and revocations are received, the Inspector shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents. As soon as practicable after the end of the sixty (60) day period provided for in paragraph (c), the Inspector shall issue a preliminary report to the corporation and the Soliciting

Party stating:

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(a)	The number of valid and unrevoked consents;
(b)	The number of valid revocations;
(c)	The number of invalid consents;
(d)	The number of invalid revocations; and
(e)	Based on a preliminary count, whether the requisite number of valid and unrevoked consents has been obtained to authorize or take the Corporate Action specified in the consents.

Unless the corporation and the Soliciting Party shall agree to a shorter or longer period, the corporation and the Soliciting Party shall each have forty-eight (48) hours to review the consents and revocations and to advise the Inspector and the other party in writing whether they will challenge any of the determinations set forth in the Inspector's preliminary report. Any such written notice must describe with specificity the particular determinations set forth in the preliminary report that are being challenged. Both the corporation and the Soliciting Party may challenge any aspect of any of the consents or revocations. If no written notice of a challenge to the preliminary report is received by the Inspector within forty-eight (48) hours after the issuance of the preliminary report, the preliminary report of the Inspector shall become its final report.

If the corporation or the Soliciting Party or both deliver timely written notice of a challenge to the preliminary report, the Inspector shall hold a meeting as promptly as possible to allow the challenging party or parties to present its or their challenges to any consents and/or revocations. The Inspector shall adopt such reasonable procedures to be used at such meeting as it deems necessary in its sole discretion. Representatives and counsel of the corporation and the Soliciting Party may be present at such meeting. In such meeting each challenging party (if there are two) and its counsel will be given an opportunity to present documentation to support its position. The other party will be given an opportunity to respond to a challenging party's presentation if it so desires. A transcript of the meeting shall be recorded by a certified court reporter and will be available for inspection by all parties. Following completion of this meeting and a review of its results, the Inspector shall as promptly as possible issue its final report to the corporation and the Soliciting Party containing its final determinations plus any changes in the preliminary totals as a result of any challenges and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the Corporate Action specified in the consents. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the corporation or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

For purposes of determining the identity of the party which is soliciting written consents, and to ensure that the limitations contained in this Section are complied with, "Soliciting Party" shall include (x) any person who directly or indirectly is the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of shares of common stock of the corporation and who delivers a Solicitation Notice to the corporation or on whose behalf a Solicitation Notice is delivered to the corporation by the record holder of such shares, (y) any corporation, partnership or other business entity which such person and/or his affiliates control (as both terms are defined in Rule 12b-2 promulgated under the Exchange Act), and (z) any group (within the meaning of Section 13(d)(3) of the Exchange Act) of which such person is a member.

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(6) Notice of Result. Notice of any Corporate Action taken without a meeting shall be given to those shareholders who have not consented in writing to such Corporate Action or who were not entitled to vote on the Corporate Action within five (5) business days after the date on which such Corporate Action becomes effective.

Section 3.11. Frequency of Solicitations for Action by Shareholders Without a Meeting.

Notwithstanding any other provision of these bylaws or Florida law, a Soliciting Party may only solicit (as such term is defined for purposes of Section 14(a) of the Exchange Act and the regulations thereunder) written consents from shareholders for any Corporate Action one (1) time during each fiscal year of the corporation. The corporation shall not (a) provide a shareholder list or any other shareholder information to a Soliciting Party, (b) set a record date pursuant to a Solicitation Notice (and no record date shall be set in accordance with the next to last sentence of Section 3.10(2) of these bylaws), or (c) have any obligation to mail any materials for or on behalf of such Soliciting Party for any consent solicitation made by such Soliciting Party which has already solicited written consents regarding the same or substantially similar Corporate Action(s) (as determined by the Board of Directors in its reasonable discretion) within the corporation's then-current fiscal year; provided, however, that a Soliciting Party may solicit written consents twice in such fiscal year if the corporation has not conducted an annual meeting of shareholders within sixteen (16) months prior to the date that the Soliciting Party delivers its Solicitation Notice for the second consent solicitation. For purposes of this Section 3.11, all parties contained in the definition of "Soliciting Party" in Section 3.10(5) of these bylaws shall be considered to be the same Soliciting Party for purposes of determining whether a consent solicitation can be made during the fiscal year.

ARTICLE IV

Board of Directors and Officers

Section 4.01. Qualifications of Directors.

Directors must be natural persons who are 18 years of age or older but need not be residents of the State of Florida or shareholders of the corporation.

Section 4.02. Number of Directors.

(1) The board of directors shall consist of not less than three (3) nor more than eleven (11) individuals.

(2) The number of directors may be increased or decreased from time to time by amendment to these bylaws by a majority of the directors or by a vote of ~~sixty-seven percent (67%)~~ the majority of the shares entitled to vote. If the terms of the directors are staggered under Section 4.04 of these bylaws, any increase or decrease in the number of directors shall be allocated proportionately among the classes. Any decrease in the number of directors shall not prematurely shorten the term of any incumbent director.

(3) Directors are elected at the first annual shareholders’ meeting and at each annual meeting thereafter unless their terms are staggered under Section 4.04 of these bylaws.

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Section 4.03. Terms of Directors Generally.

(1) The terms of the initial directors of the corporation expire at the first shareholders' meeting at which directors are elected.

(2) The terms of all other directors expire at the next annual shareholders' meeting following their election unless their terms are staggered under Section 4.04 of these bylaws.

(3) A decrease in the number of directors does not shorten an incumbent director's term.

(4) The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected.

(5) Despite the expiration of a director's term, the director shall continue to serve until that director's successor is elected and qualified or until there is a decrease in the number of directors.

Section 4.04. Staggered Terms for Directors.

The directors of the corporation may, by the articles of incorporation, or by amendment to these bylaws adopted by a vote of the directors, be divided into one, two or three classes with the number of directors in each class being as nearly equal as possible; the term of office of those of the first class to expire at the annual meeting next ensuing; of the second class one year thereafter; at the third class two years thereafter; and at each annual election held after such classification and election, directors shall be chosen for a full term, as the case may be, to succeed those whose terms expire. If the directors have staggered terms, then any increase or decrease in the number of directors shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

Section 4.05. Vacancy on Board.

(1) Whenever a vacancy occurs on a board of directors, including a vacancy resulting from an increase in the number of directors, it may be filled by the affirmative vote of a majority of the remaining directors.

(2) A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

(3) A director chosen as a result of this Section 4.06 or Section 4.02 shall hold such office until the next election of the class for which such director has been chosen and until their successors shall be elected and qualified.

Section 4.06. Compensation of Directors.

The board of directors may fix the compensation of directors.

Section 4.07. Meetings.

(1) The board of directors may hold regular or special meetings in or out of the State of Florida.

(2) A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the board of directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

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(3) Meetings of the board of directors may be called by the chairman of the board or by the president.

(4) The board of directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 4.08. Action by Directors Without a Meeting.

(1) Action required or permitted by the Act to be taken at a board of directors' meeting or committee meeting may be taken without a meeting if the action is taken by all members of the board or of the committee. The action must be evidenced by one or more written consents describing the action taken and signed by each director or committee member.

(2) Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date.

(3) A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

Section 4.9. Notice of Meetings.

Regular and special meetings of the board of directors may be held without notice of the date, time, place, or purpose of the meeting.

Section 4.10. Waiver of Notice.

Notice of a meeting of the board of directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 4.11. Quorum and Voting.

(1) A quorum of a board of directors consists of a majority of the number of directors prescribed by the articles of incorporation or these bylaws.

(2) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors.

(3) A director of the corporation who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless:

(a) He objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting specified business at the meeting; or

(b) He votes against or abstains from the action taken.

Section 4.12. Powers of the Directors.

In furtherance, and not in limitation of the powers conferred to the Directors by statute, the Board of directors is expressly authorized as follows:

(1) To make and alter the Bylaws of this corporation.

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(2) To authorize and to cause to be executed mortgages and liens upon the real and personal property of the corporation.

(3) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose, or to abolish any such reserve in the manner in which it was created.

(4) From time to time to determine whether and to what extent, at what time and place, and under what conditions and regulations the accounts and books of this corporation, or any of them, shall be open to inspection of any stockholder; and no stockholder shall have any right to inspect any account, book, or document of this corporation except as conferred by statute or by the bylaws or as authorized by a resolution of the stockholders or board of directors.

Section 4.13. Committees.

(1) The board of directors, by resolution adopted by a majority of the full board of directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution and by these bylaws, shall have and may exercise all the authority of the board of directors, except that no such committee shall have the authority to:

(a) Approve or recommend to shareholders actions or proposals required by the Act to be approved by shareholders.

(b) Fill vacancies on the board of directors or any committee thereof.

(c) Adopt, amend, or repeal these bylaws.

(d) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the board of directors.

(e) Authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.

(2) The sections of these bylaws which govern meetings, notice and waiver of notice, and quorum and voting requirements of the board of directors apply to committees and their members as well.

(3) Each committee must have two or more members who serve at the pleasure of the board of directors. The board, by resolution adopted in accordance herewith, may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

(4) Neither the designation of any such committee, the delegation thereto of authority, nor action by such committee pursuant to such authority shall alone constitute compliance by any member of the board of directors not a member of the committee in question with his responsibility to act in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

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Section 4.14. Loans to Officers. Directors, and Employees; Guaranty of Obligations.

Pursuant to Section 13(k)(1) of the Securities and Exchange Act of 1934 (the “Exchange Act”), ~~T~~the corporation, subject to the exception outlined in Section 13(k)(2) of the Exchange Act,  may not lend money to, guaranty any obligation of, or otherwise assist any officer~~,~~ or director, ~~or employee~~ of the corporation. ~~or of a subsidiary, whenever, in the judgment of the board of directors, such loan, guaranty, or assistance may reasonably be expected to benefit the corporation. The loan, guaranty, or other assistance may be with or without interest and may be unsecured or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section shall be deemed to deny, limit, or restrict the powers of guaranty or warranty of any corporation at common law or under any statute. Loans, guaranties, or other types of assistance are subject to section 4.20.~~

Section 4.15. Required Officers.

(1) The corporation shall have such officers as the board of directors may appoint from time

(2) A duly appointed officer may appoint one or more assistant officers.

(3) The board of directors shall delegate to one of the officers responsibility for preparing minutes of the directors' and shareholders' meetings and for authenticating records of the corporation.

(4) The same individual may simultaneously hold more than one office in the corporation.

Section 4.16. Duties of Officers.

Each officer has the authority and shall perform the duties set forth in a resolution or resolutions of the board of directors or by direction of any officer authorized by the board of directors to prescribe the duties of other officers.

Section 4.17. Resignation and Removal of Officers.

(1) An officer may resign at any time by delivering notice to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, the board of directors may fill the pending vacancy before the effective date if the board of directors provides that the successor does not take office until the effective date.

(2) The board of directors may remove any officer at any time with or without cause. Any assistant officer, if appointed by another officer, may likewise be removed by the board of directors or by the officer which appointed him in accordance with these bylaws.

Section 4.18. Contract Rights of Officers.

The appointment of an officer does not itself create contract rights.

Section 4.19. General Standards for Directors.

(1) A director shall discharge his duties as a director, including his duties as a member of a committee:

(a) In good faith;

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(b) With the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

(c) In a manner he reasonably believes to be in the best interests of the corporation.

(2) In discharging his duties, a director is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by:

(a) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

(b) Legal counsel, public accountants, or other persons as to matters the director reasonably believes are within the persons' professional or expert competence; or

(c) A committee of the board of directors of which he is not a member if the director reasonably believes the committee

(3) In discharging his duties, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the corporation and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the corporation or its subsidiaries, the communities and society in which the corporation or its subsidiaries operate, and the economy of the state and the nation.

(4) A director is not acting in good faith if he has knowledge concerning the matter in question that makes reliance otherwise permitted by subsection (2) unwarranted.

(5) A director is not liable for any action taken as a director, or any failure to take any action, if he performed the duties of his office in compliance with this section.

Section 4.20. Director Conflicts of Interest.

No contract or other transaction between a corporation and one or more interested directors shall be either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose, if:

(1) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves or ratifies the contract or transactions by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;

(2) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

(3) The contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the board, a committee or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

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For the purpose of paragraph (2) above, a conflict of interest transaction is authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this subsection. Shares owned by or voted under the control of a director who has a relationship or interest in the conflict of interest transaction may not be counted in a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction under paragraph (2). The vote of those shares, however, is counted in determining whether the transaction is approved under other sections of the Act. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this subsection constitutes a quorum for the purpose of taking action under this section.

Section 4.21. Resignation of Directors.

A director may resign at any time by delivering written notice to the board of directors or its chairman or to the corporation.

Unless otherwise specified therein, a resignation is effective when the notice is delivered. If a resignation is made effective at a later date, the board of directors may fill the pending vacancy before the effective date if the board of directors provides that the successor does not take office until the effective date.

Section 4.22. Failed Director Election.

Any director who fails to receive the requisite number of votes for reelection shall be required to promptly tender his or her resignation to the Board. The Corporate Governance and Nominating Committee of the Board shall make a recommendation to the Board on whether to accept or reject the offer of resignation, or whether other action should be taken. In reaching its decision, the Board will consider the Corporate Governance and Nominating Committee's recommendation and may consider any other factors it deems relevant, which may include the director's qualifications, the director's past and expected future contributions to the corporation, the overall composition of the Board and committees of the Board, whether accepting the tendered resignation would cause the corporation to fail to meet any applicable rule or regulation (including the NASDAQ listing standards and the requirements of the federal securities laws) and the percentage of outstanding shares represented by the votes cast at the meeting. The director who tenders his or her offer of resignation shall not participate in the Corporate Governance and Nominating Committee's recommendation or the Board's decision. The Board will act on the resignation within ninety (90) days following certification of the shareholder vote for the meeting and will promptly disclose its decision and rationale as to whether to accept the resignation (or the reasons for rejecting the resignation, if applicable) in a filing with the Securities and Exchange Commission or by other public announcement.

ARTICLE V

Indemnification of Directors, Officers, Employees and Agents

Section 5.01. Directors. Officers. Employees and Agents.

(1) The corporation shall indemnify any director or executive officer who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director or executive officer of the corporation against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the director or executive officer did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

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(2) The corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(3) The corporation shall indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or executive officer of the corporation, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such director or executive officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such director or executive officer shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such director or executive officer is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(4) The corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

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(5) To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsections (1) or (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

(6) Any indemnification under subsections (1), (2), (3) and (4) unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (1) or (2), (3) and (4). Such determination shall be made:

(a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

(b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

(c) By independent legal counsel:

(1) Selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

(2) If a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designed under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

(d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

(7) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (6)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

(8) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

(9) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and the corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

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(b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

(c) In the case of a director, a circumstance under which the liability provisions of Section 607.0834 under the Act are applicable; or

(d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

(10) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

(11) Notwithstanding the failure of the corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

(a) The director, officer, employee, or agent is entitled to mandatory indemnification under subsection (5), in which case the court shall also order the corporation to pay that person reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

(b) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (9); or

(c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2), subsection (3), subsection (4) or subsection (9).

(12) For purposes of this section, the term "corporation~ includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(13) For purposes of this section:

(a) The term "other enterprises" includes employee benefit plans;

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(b) The term "expenses" includes counsel fees, including those for appeal

(c) The term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

(d) The term "proceeding" includes any threatened, pending, or completed action, suit or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

(e) The term "agent" includes a volunteer;

(f) The term "serving at the request of the corporation~ includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

(g) The term "not opposed to the best interest of the Corporation” describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

(14) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

ARTICLE VI

Office and Agent

Section 6.01. Registered Office and Registered Agent.

(1) The corporation shall have and continuously maintain in the State of Florida:

(a) A registered office which may be the same as its place of business; and

(b) A registered agent, who, may be either:

(1) An individual who resides in the State of Florida whose business office is identical with such registered office; or

(2) Another corporation or not-for-profit corporation as defined in Chapter 617 of the Act, authorized to transact business or conduct its affairs in the State of Florida, having a business office identical with the registered office; or

(3) A foreign corporation or not-for-profit foreign corporation authorized pursuant to chapter 607 or chapter 617 of the Act to transact business or conduct its affairs in the State of Florida, having a business office identical with the registered office.

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Section 6.02. Change of Registered Office or Registered Agent: Resignation of Registered Agent.

(1) The corporation may change its registered office or its registered agent upon filing with the Department of State of the State of Florida a statement of change setting forth:

(a) The name of the corporation;

(b) The street address of its current registered office;

(c) If the current registered office is to be changed, the street address of the new registered office;

(d) The name of its current registered agent;

(e) If its current registered agent is to be changed, the name of the new registered agent and the new agent's written consent (either on the statement or attached to it) to the appointment;

(f) That the street address of its registered office and the street address of the business office of its registered agent, as changed, will be identical;

(g) That such change was authorized by resolution duly adopted by its board of directors or by an officer of the corporation so authorized by the board of directors.

ARTICLE VII

Shares, Options, Dividends and Distributions

Section 7.01. Authorized Shares.

(1) The articles of incorporation prescribe the classes of shares and the number of shares of each class that the corporation is authorized to issue, as well as a distinguishing designation for each class, and prior to the issuance of shares of a class the preferences, limitations, and relative rights of that class must be described in the articles of incorporation.

(2) The articles of incorporation must authorize:

(a) One or more classes of shares that together have unlimited voting rights, and

(b) One or more classes of shares (which may be the same class or classes as those with voting rights) that together are entitled to receive the net assets of the corporation upon dissolution.

(3) The articles of incorporation may authorize one or more classes of shares that have special, conditional, or limited voting rights, or no rights, or no right to vote, except to the extent prohibited by the Act;

(a) Are redeemable or convertible as specified in the articles of incorporation;

(b) Entitle the holders to distributions calculated in any manner, including dividends that may be cumulative, noncumulative, or partially cumulative;

(c) Have preference over any other class of shares with respect to distributions, including dividends and distributions upon the dissolution of the corporation.

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(4) Shares which are entitled to preference in the distribution of dividends or assets shall not be designated as common shares. Shares which are not entitled to preference in the distribution of dividends or assets shall be common shares and shall not be designated as preferred shares.

Section 7.02. Terms of Class or Series Determined by Board of Directors.

(1) If the articles of incorporation so provide, the board of directors may determine, in whole or part, the preferences, limitations, and relative rights (within the limits set forth in Section 7.01) of:

(a) Any class of shares before the issuance of any shares of that class, or

(b) One or more series within a class before the issuance of any shares of that series.

(2) Each series of a class must be given a distinguishing designation.

(3) All shares of a series must have preferences, limitations, and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, of those of other series of the same class.

(4) Before issuing any shares of a class or series created under this section, the corporation must deliver to the Department of State of the State of Florida for filing articles of amendment, which are effective without shareholder action, in accordance with Section 607.0602 of the Act.

Section 7.03. Issued and Outstanding Shares.

(1) A corporation may issue the number of shares of each class or series authorized by the articles of incorporation. Shares that are issued are outstanding shares until they are reacquired, redeemed, converted, or canceled.

(2) The reacquisition, redemption, or conversion of outstanding shares is subject to the limitations of subsection (3) and to Section 607.06401 of the Act.

(3) At all times that shares of the corporation are outstanding, one or more shares that together have unlimited voting rights and one or more shares that together are entitled to receive the net assets of the corporation upon dissolution must be outstanding.

Section 7.04. Issuance of Shares.

(1) The board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or other securities of the corporation.

(2) Before the corporation issues shares, the board of directors must determine that the consideration received or to be received for shares to be issued is adequate. That determination by the board of directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and non-assessable. When it cannot be determined that outstanding shares are fully paid and non-assessable, there shall be a conclusive presumption that such shares are fully paid and non-assessable if the board of directors makes a good faith determination that there is no substantial evidence that the full consideration for such shares has not been paid.

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(3) When the corporation receives the consideration for which the board of directors authorized the issuance of shares, the shares issued therefor are fully paid and non-assessable. Consideration in the form of a promise to pay money or a promise to perform services is received by the corporation at the time of the making of the promise, unless the agreement specifically provides otherwise.

(4) The corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits received. If the services are not performed, the shares escrowed or restricted and the distributions credited may be canceled in whole or part.

Section 7.05. Form and Content of Certificates.

(1) Shares may but need not be represented by certificates. Unless the Act or another statute expressly provides otherwise, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

(2) At a minimum, each share certificate must state on its face:

(a) The name of the issuing corporation and that the corporation is organized under the laws of the State of Florida;

(b) The name of the person to whom issued; and

(c) The number and class of shares and the designation of the series, if any, the certificate represents.

(3) If the shares being issued are of different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the board of directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder a full statement of this information on request and without charge.

(4) Each share certificate:

(a) Must be signed (either manually or in facsimile) by an officer or officers designated by the board of directors, and

(b) May bear the corporate seal or its facsimile.

(5) If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

(6) Nothing in this section may be construed to invalidate any share certificate validly issued and outstanding under the Act on July 1, 1990.

Section 7.06. Shares Without Certificates.

(1) The board of directors of the corporation may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation.

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(2) Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required on certificates by the Act.

Section 7.07. Restriction on Transfer of Shares and Other Securities.

(1) The articles of incorporation, these bylaws, an agreement among shareholders, or an agreement between shareholders and the corporation may impose restrictions on the transfer or registration of transfer of shares of the corporation. A restriction does not affect shares issued before the restriction was adopted unless the holders of such shares are parties to the restriction agreement or voted in favor of the restriction.

(2) A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this section, and effected in compliance with the provisions of the Act, including having a proper purpose as referred to in the Act.

Section 7.08. Shareholder's Pre-emptive Rights.

The shareholders of the corporation do not have a pre-emptive right to acquire the corporation's unissued shares.

Section 7.09. Corporation's Acquisition of its Own Shares.

(1) The corporation may acquire its own shares, and, unless otherwise provided in the articles of incorporation or except as provided in subsection (4), shares so acquired constitute authorized but unissued shares of the same class but undesignated as to series.

(2) If the articles of incorporation prohibit the reissue of acquired shares, the number of authorized shares is reduced by the number of shares acquired, effective upon amendment of the articles of incorporation.

(3) Articles of amendment may be adopted by the board of directors without shareholder action, shall be delivered to the Department of State of the State of Florida for filing, and shall set forth the information required by Section 607.0631 of the Act.

(4) Shares of the corporation in existence on June 30, 1990, which are treasury shares under Section 607.004(18), Florida Statutes (1987), shall be issued, but not outstanding, until canceled or disposed of by the corporation.

Section 7.10. Share Options.

(1) Unless the articles of incorporation provide otherwise, the corporation may issue rights, options, or warrants for the purchase of shares of the corporation. The board of directors shall determine the terms upon which the rights, options, or warrants are issued, their form and content, and the consideration for which the shares are to be issued.

(2) The terms and conditions of stock rights and options which are created and issued by the corporation, or its successor, and which entitle the holders thereof to purchase from the corporation shares of any class or classes, whether authorized by unissued shares, treasury shares, or shares to be purchased or acquired by the corporation, may include, without limitation, restrictions, or conditions that preclude or limit the exercise, transfer, receipt, or holding of such rights or options by any person or persons, including any person or persons owning or offering to acquire a specified number or percentage of the outstanding common shares or other securities of the corporation, or any transferee or transferees of any such person or persons, or that invalidate or void such rights or options held by any such person or persons or any such transferee or transferees.

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Section 7.11. Terms and Conditions of Stock Rights and Options.

The terms and conditions of the stock rights and options which are created and issued by the corporation [or its successor], and which entitle the holders thereof to purchase from the corporation shares of any class or classes, whether authorized but unissued shares, treasury shares, or shares to be purchased or acquired by the corporation, may include, without limitation, restrictions or conditions that preclude or limit the exercise, transfer, receipt or holding of such rights or options by any person or persons, including any person or persons owning or offering to acquire a specified number or percentage of the outstanding common shares or other securities of the corporation, or any transferee or transferees of any such person or persons, or that invalidate or void such rights or options held by any such person or persons or any such transferee or transferees.

Section 7.12. Share Dividends.

(1) Shares may be issued pro rata and without consideration to the corporation's shareholders or to the shareholders of one or more classes or series. An issuance of shares under this subsection is a share dividend.

(2) Shares of one class or series may not be issued as a share dividend in respect of shares of another class or series unless:

(a) The articles of incorporation so authorize,

(b) A majority of the votes entitled to be cast by the class or series to be issued approves the issue, or

(c) There are no outstanding shares of the class or series to be issued.

(3) If the board of directors does not fix the record date for determining shareholders entitled to a share dividend, it is the date of the board of directors authorizes the share dividend.

Section 7.13. Distributions to Shareholders.

(1) The board of directors may authorize and the corporation may make distributions to its shareholders subject to restriction by the articles of incorporation and the limitations in subsection (3).

(2) If the board of directors does not fix the record date for determining shareholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the corporation's shares), it is the date the board of directors authorizes the distribution.

(3) No distribution may be made if, after giving it effect:

(a) The corporation would not be able to pay its debts as they become due in the usual course of business; or

(b) The corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

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(4) The board of directors may base a determination that a distribution is not prohibited under subsection (3) either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances. In the case of any distribution based upon such a valuation, each such distribution shall be identified as a distribution based upon a current valuation of assets, and the amount per share paid on the basis of such valuation shall be disclosed to the shareholders concurrent with their receipt of the distribution.

(5) Except as provided in subsection (7), the effect of a distribution under subsection (3) is measured;

(a) In the case of distribution by purchase, redemption, or other acquisition of the corporation's shares, as of the earlier of:

1. The date money or other property is transferred or debt incurred by the corporation, or

2. The date the shareholder ceases to be a shareholder with respect to the acquired shares;

(b) In the case of any other distribution of indebtedness, as of the date the indebtedness is distributed;

(c) In all other cases, as of:

1. The date the distribution is authorized if the payment occurs within one hundred twenty (120) days after the date of authorization, or

2. The date the payment is made if it occurs more than one hundred twenty (120) days after the date of authorization.

(6) A corporation's indebtedness to a shareholder incurred by reason of a distribution made in accordance with this section is at parity with the corporation's indebtedness to its general, unsecured creditors except to the extent subordinated by agreement.

(7) Indebtedness of the corporation, including indebtedness issued as a distribution, is not considered a liability for purposes of determinations under subsection (3) if its terms provide that payment of principal and interest are made only if and to the extent that payment of a distribution to shareholders could then be made under this section. If the indebtedness is issued as a distribution, each payment of principal or interest is treated as a distribution, the effect of which is measured on the date the payment is actually made.

ARTICLE VIII

Amendment of Articles and Bylaws

Section 8.01. Authority to Amend the Articles of Incorporation.

(1) The corporation may amend its articles of incorporation at any time to add or change a provision that is required or permitted in the articles of incorporation or to delete a provision not required in the articles of incorporation. Whether a provision is required or permitted in the articles of incorporation is determined as of the effective date of the amendment.

(2) A shareholder of the corporation does not have a vested property right resulting from any provision in the articles of incorporation, including provisions relating to management, control, capital structure, dividend entitlement, or purpose or duration of the corporation.

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Section 8.02. Amendment by Board of Directors.

The corporation's board of directors may adopt one or more amendments to the corporation's articles of incorporation without shareholder action:

(1) To extend the duration of the corporation if it was incorporated at a time when limited duration was required by law;

(2) To delete the names and addresses of the initial directors;

(3) To delete the name and address of the initial registered agent or registered office, if a statement of change is on file with the Department of State of the State of Florida;

(4) To delete any other information contained in the articles of incorporation that is solely of historical interest;

(5) To change each issued and unissued authorized share of an outstanding class into a greater number of whole shares if the corporation has only shares of that class outstanding in a manner consistent with Section 607.10025 of the Act;

(6) To delete the authorization for a class or series of shares authorized pursuant to Section 607.0602 of the Act, if no shares of such class or series have been issued;

(7) To change the corporate name by substituting the word "corporation," "incorporated," or "company," or the abbreviation "corp.," "Inc.," or "Co.," for a similar word or abbreviation in the name, or by adding, deleting, or changing a geographical attribution for the name;

(8) To change the par value for a class or series of shares;

(9) To provide that if the corporation acquires its own shares, such shares belong to the corporation and constitute treasury shares until disposed of or canceled by the corporation; or

(~~8~~10) To make any other change expressly permitted by the Act to be made without shareholder action.

Section 8.03. Amendment of Bylaws by Board of Directors.

The corporation's board of directors may amend or repeal the corporation's bylaws unless the Act reserves the power to amend a particular bylaw provision exclusively to the shareholders.

Section 8.04. Bylaw Increasing Quorum or Voting Requirements for Directors.

(1) A bylaw that fixes a greater quorum or voting requirement for the board of directors may be amended or repealed:

(a) If originally adopted by the shareholders, only by the shareholders;

(b) If originally adopted by the board of directors, either by the shareholders or by the board of directors.

(2) A bylaw adopted or amended by the shareholders that fixes a greater quorum or voting requirement for the board of directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the board of directors.

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(3) Action by the board of directors under paragraph (l)(b) to adopt or amend a bylaw that changes the quorum or voting requirement for the board of directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

ARTICLE IX

Records and Reports

Section 9.01. Corporate Records.

(1) The corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation.

(2) The corporation shall maintain accurate accounting records.

(3) The corporation or its agent shall maintain a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

(4) The corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

(5) The corporation shall keep a copy of the following records:

(a) Its articles or restated articles of incorporation and all amendments to them currently in effect;

(b) Its bylaws or restated bylaws and all amendments to them currently in effect;

(c) Resolutions adopted by the board of directors creating one or more classes or series of shares and finding their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

(d) The minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past three years;

(e) Written communications to all shareholders generally or all shareholders of a class or series within the past three years, including the financial statements furnished for the past three years;

(f) A list of the names and business street addresses of its current directors and officers

(g) Its most recent annual report delivered to the Department of State of the State of Florida.

Section 9.02. Financial Statements for Shareholders.

(1) Unless modified by resolution of the shareholders within 120 days of the close of each fiscal year, the corporation shall furnish its shareholders annual financial statements which may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year. If financial statements are prepared for the corporation on the basis of generally-accepted accounting principles, the annual financial statements must also be prepared on that basis.

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(2) If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the president or the person responsible for the corporation's accounting records:

(a) Stating his reasonable belief whether the statements were prepared on the basis of generally-accepted accounting principles and, if not, describing the basis of preparation; and

(b) Describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

(3) The corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the corporation to prepare its financial statements, if for reasons beyond the corporation's control, it is unable to prepare its financial statements within the prescribed period. Thereafter, on written request from a shareholder who was not mailed the statements, the corporation shall mail him the latest annual financial statements.

Section 9.03. Other Reports to Shareholders.

(1) If the corporation indemnifies or advances expenses to any director, officer, employee or agent otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting, or prior to such meeting if the indemnification or advance occurs after the giving of such notice but prior to the time such meeting is held, which report shall include a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

(2) If the corporation issues or authorizes the issuance of shares for promises to render services in the future, the corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the corporation, with or before the notice of the next shareholders' meeting.

Section 9.04. Annual Report for Department of State.

(1) The corporation shall deliver to the Department of State of the State of Florida for filing a sworn annual report on such forms as the Department of State of the State of Florida prescribes that sets forth the information prescribed by section 607.1622 of the Act.

(2) Proof to the satisfaction of the Department of State of the State of Florida on or before July 1 of each calendar year that such report was deposited in the United States mail in a sealed envelope, properly addressed with postage prepaid, shall be deemed in compliance with this requirement.

(3) Each report shall be executed by the corporation by an officer or director or, if the corporation is in the hands of a receiver or trustee, shall be executed on behalf of the corporation by such receiver or trustee, and the signing thereof shall have the same legal effect as if made under oath, without the necessity of appending such oath thereto.

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(4) Information in the annual report must be current as of the date the annual report is executed on behalf of the corporation.

(5) Any corporation failing to file an annual report which complies with the requirements of this section shall not be permitted to maintain or defend any action in any court of this state until such report is filed and all fees and taxes due under the Act are paid and shall be subject to dissolution or cancellation of its certificate of authority to do business as provided in the Act.

ARTICLE X

Miscellaneous

Section 10.01. Definition of the "Act."

All references contained herein to the "Act" or to sections of the "Act" shall be deemed to be in reference to the Florida Business Corporation Act.

Section 10.02. Application of Florida Law.

Whenever any provision of these bylaws is inconsistent with any provision of the Florida Business Corporation Act, Statutes 607, as they may be amended from time to time, then in such instance Florida law shall prevail.

Section 10.03. Fiscal Year.

The fiscal year of the corporation shall be determined by resolution of the board of directors.

Section 10.04. Conflicts with Articles of Incorporation.

In the event that any provision contained in these bylaws conflicts with any provision of the corporation's articles of incorporation, as amended from time to time, the provisions of the articles of incorporation shall prevail and be given full force and effect, to the full extent permissible under the Act.

Section 10.05. Partial Invalidity.

If any provision of these bylaws shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of these bylaws, and these bylaws shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

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Votes must be indicated (x) in Black or Blue Ink. ☒

The Board of Directors unanimously recommends a vote "FOR" all nominees listed in Item 1:

1. To elect six (6) Directors to the Board of Directors:

Nominees:	FOR	AGAINST	ABSTAIN
01 Menderes Akdag	☐	☐	☐
02 Leslie C.G. Campbell	☐	☐	☐
03 Frank J. Formica	☐	☐	☐
04 Gian M. Fulgoni	☐	☐	☐
05 Ronald J. Korn	☐	☐	☐
06 Robert C. Schweitzer	☐	☐	☐

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

3. An advisory (non-binding) vote on executive compensation:

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

5. A shareholder proposal regarding simple majority vote:

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

I plan on attending the meeting ☐

Dated: ____________________, 2019

Signature ____________________

Signature ____________________

The signature of this Proxy should correspond exactly with the stockholder's name as printed to the left. In case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

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FOLD AND DETACH HERE

SCAN TO VIEW MATERIALS & VOTE

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PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/PETS

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

1-800-PetMeds®
America's Largest Pet Pharmacy

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report to Stockholders are available at http://viewproxy.com/1800petmeds/2019

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before July 18, 2019 to facilitate timely delivery.

Important information regarding the Internet availability of the Company's proxy materials, instructions for accessing your proxy materials and voting online and instructions for requesting paper or e-mail copies of your proxy materials are provided on the reverse side of this Notice.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.

To the Stockholders of PETMED EXPRESS, INC.

Notice is hereby given that the Annual Meeting of Stockholders of PetMed Express, Inc. will be held on July 26, 2019 at 1:00 p.m. Eastern Time at The Company's Headquarters, 420 South Congress Avenue, Delray Beach, Florida 33445 for the following purposes:

1. To elect six (6) Directors to the Board of Directors:

   Nominees: 01 Menderes Akdag, 02 Leslie C.G. Campbell, 03 Frank J. Formica, 04 Gian M. Fulgoni, 05 Ronald J. Korn, and 06 Robert C. Schweitzer

The Board of Directors unanimously recommends a vote "FOR" all nominees listed, "FOR" items 2 through 4, and "AGAINST" Item 5.

The Securities and Exchange Commission rules permit us to make our proxy materials available to our stockholders via the Internet.

Material for this annual meeting and future meetings may be requested by one of the following methods:

INTERNET — To view your proxy materials online, go to http://viewproxy.com/1800petmeds/2019. Have the 11 digit control number available when you access the website and follow the instructions.

TELEPHONE — 877-777-2857 **TOLL FREE**

E-MAIL — requests@viewproxy.com

* If requesting material by e-mail, please send a blank e-mail with the company name and your 11 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

You must use the 11 digit control number located in the box below.

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